Exhibit 10.17

Deed of Trust

Prepared and signed on February 12, 2020

Between

Pacific Oak SOR (BVI) Holdings Ltd.

(formerly: KBS SOR (BVI) Holdings Ltd.)

A foreign company from the British Virgin Islands whose registered office in the Virgin Islands is care of:
Hauteville Trust (BVI) Limited, P.O. Box 348, Road Town, Tortola
British Virgin Islands
And its address in Israel for the purpose of this Deed of Trust and for the purpose of service of judicial documents is:
at Shimonov & Co. – Law Firm
30, Haarbaa Street Tel Aviv,
Haarbaa Tower, 34th floor,
Tel: 03-6111000; Fax: 03-6133355
Contact persons: Attorneys Dudi Berland,
Benjamin Ben Zimra and Ido Lachman

(Hereinafter: the "**Company**")

Of the first part;

And

Reznik Paz Nevo Trusts Ltd.

Of 14 Yad Harutzim Street, Tel Aviv 67778
Tel: 03-6389200
Fax: 03-6289222
(Hereinafter, the "**Trustee**")

Of the second part;

- 2 -

Section	Subject	Page
Deed of Trust		
1.	Preamble, interpretation, and definitions	5
2.	Issuance of the Debentures; Terms of issuance; Terms of Linkage, Pari Passu Debentures	9
3.	Acquisition of Debentures by the Company and/or the Partnership and/or the REIT Fund and/or a related person and distribution of dividends	10
4.	Issuance of additional Debentures	11
5.	The Company's undertakings	15
6.	Securing the Debentures	32
7.	Early redemption	37
7.1	Early redemption at the discretion of the TASE	37
7.2	Early redemption at the discretion of the Company	38
8.	The right to declare the Debentures due and payable	40
9.	Claims and proceedings by the Trustee	46
10.	Receipts held in Trust	47
11.	Power to demand payment to the holders through the Trustee	48
12	Power to withhold distribution of funds	49
13.	Notice of distribution	49
14.	Failure to pay for reasons out of the Company's control	49
15.	Receipt from the Debenture Holders and from the Trustee	51
16.	Presentation of a Debenture to the Trustee; Registration with respect to partial payment	51

17.	Investment of Funds	52
18.	The Company's undertakings to the Trustee	52
19.	Additional undertakings	58
20.	Agents	58
21.	Other Agreements	59
22.	Trusteeship reports	59
23.	Remuneration of the Trustee and reimbursement of its expenses	60
24.	Special powers	60
25.	The Trustee's power to engage agents	61
26.	Indemnification of the Trustee	61
27.	Notices	65
28.	Waiver, settlement and alterations to the Deed of Trust	66
29.	Register of Debenture Holders	67
30.	Release	67
31.	Appointment of Trustee; Trustee's Duties; Trustee's Powers; Termination of Trustee's Office	68
32.	Meetings of Debenture Holders	70
33.	Governing Law	70
34.	Exclusive Jurisdiction	70
35.	General	70
36.	Trustee's Liability	70
37.	Addresses	71
38.	Magna Authorization	71

- 3 -

Section	**Subject**	Page
First Schedule		
Terms Overleaf		
1.	General	75
2.	The Debentures	75
3.	Terms of the Debentures (Series B) Offered under the Prospectus	75
4.	Principal and Interest Payments on the Debentures (Series B)	77
5.	Deferral of Dates	77
6.	Securing of Debentures	78
7.	Nonpayment for a Reason out of the Company's Control	78
8.	Register of Debenture Holders	78
9.	Splitting of Debenture Certificates	78
10.	Transfer of Debentures	78
11.	Early Redemption	79
12.	Purchase of Debentures by the Company and/or a Related Person	79
13.	Waiver, Settlement, and Changes to Deed of Trust	79
14.	Meetings of Debenture Holders	79
15.	Receipt from Debenture Holders	79
16.	Immediate Repayment	79
17.	Notices	79
18.	Governing Law and Jurisdiction	79
19.	Priority	80
Second Schedule		

Third Schedule
Appendix 23

- 4 -

Whereas the Board of Directors of the Company decided to approve the issuance of Debentures (Series B), under the terms of the Shelf Offering Report, as such term is defined in Section 1.5.6 below;

Whereas on February 12, 2020 a Deed of Trust between the Company and the Trustee was signed in regard with Debentures (Series B);

Whereas on January 27, 2020, S & P Global Ratings Maalot Ltd. (hereinafter: "**Maalot**") announced the determination of an AA- rating, for a new Debentures series to be issued by the Company in the amount of up to NIS 400 million par value;

Whereas the Company declares that as of the date of signing this Deed of Trust the Company is in compliance with all the terms of the Rating Agency (as such term is defined in Section 1.5.27 below) for the purpose of assigning the abovementioned rating to the Debentures (Series B);

Whereas the Trustee declares that it is a private company limited in shares that was incorporated in Israel pursuant to the Companies Law, 1999, whose main purpose is to engage in Trusteeship activities;

Whereas the Trustee has declared that there is no impediment under the Securities Law, 1968, or any other law, to prevent it from entering into this Deed of Trust with the Company and that it complies with the requirements and qualifications stipulated in the Securities Law to serve as trustee for holders of the Debentures (Series B) offered under the Shelf Prospectus;

Whereas the Trustee declares that it has no personal interest in the Company and the Company declares that it has no personal interest in the Trustee;

Whereas the Company declares that there is no impediment under any law (whether in Israel and/or outside Israel), and/or agreement to perform issuance of debentures and/or to enter into this Deed of Trust with the Trustee;

Whereas the Company has received all the approvals by law and/or agreement to perform issuance of Debentures (Series B);

Whereas the Debentures (Series B) will be listed for trade on the Tel Aviv Stock Exchange Ltd;

Whereas the Company has applied to the Trustee to serve as Trustee for the holders of the Debentures (Series B) and the Trustee has agreed to sign this Deed of Trust and to act as the Trustee of the Debenture Holders (as they are defined above), all subject to and in accordance with the terms of this Deed of Trust;

Now, therefore, it is agreed, declared and stipulated between the Parties as follows:

- 5 - 1. Preamble, Interpretation, and Definitions 1.1. The preamble to this Deed of Trust, the appendixes and schedules attached hereto constitute an integral part hereof. 1.2. The division of this Deed of Trust into sections as well as the section headings herein is for purposes of convenience and easement of reference only and shall not be used for the purpose of interpretation. 1.3. In this Deed of Trust, where the context so admits, the plural shall include the singular and vice versa, the masculine gender shall implicitly also refer to the feminine gender and vice versa, and any reference in the context to a person shall include a corporate body, all insofar as there is no other explicit. 1.4. With respect to any matter not mentioned in this Deed of Trust and in the event of a conflict between the provision of the Law that cannot be subject to contingency, and this Deed of Trust, the provisions of the Israeli Law that cannot be subject to contingency shall prevail. In the event of a conflict between the provisions set forth in the Shelf Offering Report in connection with this Deed of Trust and/or the Debentures, the provisions of this Deed of Trust shall prevail, and all subject to the articles and the instructions of the Stock Exchange. 1.5. In this Deed of Trust and in the Debentures, the following terms shall have the meaning set out opposite them, unless otherwise explicitly stated: 1.5.1. “This Deed” or the “Deed of Trust” – this Deed of Trust, with all the amendment that will be inserted from time to time, including the appendices and schedules attached thereto that constitute an integral part thereof; 1.5.2. “Tender” – the tender on the fixed annual interest rate on the Debentures (Series B) to be issued by the Company pursuant to the Shelf Prospectus and the First Offering Report; 1.5.3. “Debentures (Series B)” – Debentures (Series B) to be issued by the Company pursuant to the Shelf Offering Report, which the terms of them are detailed in this Deed of Trust and in the Bond Certificate; 1.5.4. “Debenture Series” – Registered Debentures at par value of NIS 1 each, the terms of which will be in accordance with this Deed and the Certificate of Debentures (Series B); 1.5.5. “Shelf Prospectus” – the Company’s shelf Prospectus bearing the date of November 28, 2019, which was published on November 29, 2019; 1.5.6. "Shelf Offering Report" – shelf offering report(s) which will be published pursuant to the shelf-prospectus, in accordance with the provisions of Article 23A (F) of the Securities Law, 5728-1968, in which all the particular details for the debentures offering (Series B) will be completed; 1.5.7. "First Offering Report" – a shelf offering report by virtue of which the Debentures (Series B) will be first issued; - 6 - 1.5.8. "2018 Report" – the Company's Periodic Report as of December 31, 2018, which was published on March 10, 2019; 1.5.9. “The Trustee” – Reznik Paz Nevo Trusts Ltd. and/or anyone serving from time to time as Trustee for the Debenture Holders pursuant to this Deed; 1.5.10. “Register of Debenture Holders” and/or “the Register” – the register of Debenture Holders as set forth in Section 29 of this Deed; 1.5.11. “Holder” and/or “Debenture Holder” – as this term is defined in the Securities Law; 1.5.12. "Debenture Certificate" – a debenture certificate the certification and wording of which appears in the First Schedule to this Deed; 1.5.13. “The Law” or “the Securities Law” – The Securities Law, 1968 and the regulations promulgated thereunder, as shall be in effect from time to time; 1.5.14. “The Companies Law” – the Companies Law, 1999 and the regulations promulgated thereunder, as shall be in effect from time to time; 1.5.15. “Business Day” or “Bank Business Day” – Any day on which the TASE Clearing House most of the banks in Israel are open for transactions; 1.5.16. “Trading Day” – the day on which transactions are performed on the TASE; 1.5.17. "Nominee Company" – the nominee company of Mizrahi Tefahot Bank. or a substitute nominee company provided that all the Company's securities will be registered under its name. 1.5.18. "Amount of the Principal" – the nominal value of the outstanding debentures; 1.5.19. "Stock Exchange" – the Tel Aviv Stock Exchange Ltd.; 1.5.20. "Dollar" – United States Dollar (USD); 1.5.21. “Special Resolution” – A resolution adopted at a general meeting of the holders of the Debentures (Series B), at which at least two holders of at least fifty (50%) of the nominal value of the outstanding Debentures (Series B) were present, in person or by proxy, or at an adjourned meeting, at which at least two Debenture Holders were present, in person or by proxy, holding at least twenty percent (20%) of such outstanding balance, and which was adopted (whether at the original meeting or at the adjourned meeting) by a majority of at least two thirds (2/3) of the nominal value of the outstanding Debentures (Series B), which is represented in the vote (except for the addressees). 1.5.22. “Ordinary Resolution” – A resolution adopted at a general meeting of the holders of the Debentures (Series B), at which two holders of at least 25% of the nominal value of the outstanding Debentures (Series B) were present in person or by proxy, or at an adjourned meeting at which all the number of participants attended, and - 7 - which was adopted (whether at the original meeting or at the adjourned meeting) by a majority of at least fifty percent (50%) of the nominal value of the outstanding Debentures (Series B) which is represented in the vote (except for the abstentions). It is clarified that in this Deed, unless specified otherwise, the resolution of the Bondholders meeting shall be accepted as an ordinary resolution. 1.5.23. “Conflicting Matter” – within its meaning in Section 9.38 of the Second Schedule to this Deed below; 1.5.24. The "Consolidated Circular" – the Circular of the Supervisor of the Capital Market, Insurance and Savings for Institutional Bodies, as may be valid from time to time1; 1.5.25. “Rating” – rating by a rating agency, as it is defined below; 1.5.26. In this Deed of Trust and in the Debentures, the rating shall have the meaning set forth in the table below: “AA“ ilAA as rated by Maalot or Aa2 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). “AA-“ ilAA- as rated by Maalot or Aa3 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). “A+” ilA+ as rated by Maalot or A1 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). "A" ilA as rated by Maalot or A2 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). “A-“ ilA- as rated by Maalot or A3 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). "BBB+ " ilBBB+ as rated by Maalot or Baa1 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another 1 http://mof.gov.il/hon/Information-entities/Pages/Codex.aspx - 8 - Rating Agency which is rating or will rate the Debentures (Series B). "BBB" ilBBB when rated by Maalot or Baa2 when rated by Midroog or a rating parallel to these ratings, determined by another rating company that rates the Debentures (Series B). “BBB-“ ilBBB- as rated by Maalot or Baa3 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). "BB+ " ilBB+ as rated by Maalot or Ba1 as rated by Midroog or a rating equivalent to these ratings, which will be assigned by another Rating Agency which is rating or will rate the Debentures (Series B). 1.5.27. “The Rating Agency” – Standard and Poors Maalot Ltd. (above and below – “Maalot”), Midroog Ltd. (above and below – “Midroog”), as applicable, or a Rating Agency, as it is defined in the Law for the Regulation of the activity of Credit Rating Companies -2014. 1.5.28. “Reporting Corporation” – as it is defined in the Securities Law. 1.5.29. “Reports Regulations” – The Securities Regulations (Periodic and Immediate Reports), 5730-1970. 1.5.30. “Financial Statements” – Annual or quarterly financial statements, audited or reviewed, of the Company which will be published in accordance with Securities Law and the regulations thereunder. 1.5.31. "Company Share Holder" or "Partnership" – Pacific Oak Strategic Opportunity Limited Partnership (formerly KBS Strategic Opportunity Limited Partnership). A Limited Partnership incorporated in Delaware State and is held in full ownership of the REIT under a chain of holdings. The Partnership holds the full (100%) issued and prepaid share capital of the Company. In the Company's opinion, there is no controlling shareholder in the Company, as such term is defined in the Securities Law. For further details, see Chapter 3 of the Shelf Prospectus. 1.5.32. "REIT Fund" – Pacific Oak Strategy Opportunity REIT, Inc. (formerly: KBS Strategy Opportunity REIT, Inc.), a corporation that incorporated in the State of Maryland and chose to be classified as a REIT fund (Real Estate Investment Trust) in accordance with the Internal Revenue Code of 1986). 1.5.33. "Management Company" – Pacific Oak Capital Advisors, LLC., a corporation that incorporated in the State of Delaware and which provides management, operating, financing and consulting services to the REIT Fund. The Management Company is fully controlled by Pacific Oak Holdings Group, LLC, and its final shareholders are Messrs. Keith Hall and Peter McMillan III who are the REIT Fund CEO and Director, and the REIT Fund

- 9 - President and Chair, respectively (hereinafter: the "Management Company Founders"). 1.6. As long as the Debentures are listed for trading in the Stock Exchange, where the TASE rules apply or will apply to any act pursuant to this Deed of Trust, the dates of the act and the manner of its execution shall be set in accordance with the TASE rules. It is hereby clarified that the execution of the said acts (including the event in which the TASE rules will be changed) shall not derogate from the agreements of the parties, in accordance with this Deed. 1.7. In the event of any conflict between the provisions of this Deed of Trust and the documents attached thereto, the provisions of the Deed of Trust shall prevail. The Company confirms and hereby declares that as of the date of the Deed, there is no conflict between the Deed of Trust and its related documents, and the provisions described in the First Offering Report in connection with this Deed, as well as in connection with the Debentures. 1.8. In the event that the debentures issuance is cancelled, for any reason, the validity of this Deed of Trust will expire. 1.9. Any reference made in this Deed to a number of Sections in the Law will be adjusted, mutatis mutandis, to the changes applicable by law, should there be any. 1.10. The actions of the Trustee are valid even if any flaw/defect has been found in its appointment or competence. 1.11. By signing the Deed of Trust, the Trustee is not expressing an opinion concerning the quality of the securities being offered or whether they are a worthwhile investment. 2. Issuance of the Debentures; Terms of Issuance; Terms of Linkage, Pari Passu Debentures 2.1. The Company undertakes that it will issue the Debentures (Series B) as described in the preamble to this Deed, and that the Debentures (Series B), which will be issued within the First Offering Report, will be listed for trade on the TASE, and the Company undertakes that the Debentures (Series B) will be traded during their lifetime on TASE. 2.2. The Company may issue the Debentures (Series B) including the following terms under the Shelf Prospectus, and subject to the publication of a shelf offering report, and at the Company's sole discretion: The Debentures (Series B) (hereinafter: the “Debentures”) will be registered by name, payable in three (3) yearly installments, on January 31 of each of the years from 2024 to 2026, in a manner that each of the first two payments shall constitute 33.33% of the total par value of the Debentures (Series B), and the third and final payment shall constitute 33.34% of the total par value of the Debentures (Series B). The Debentures shall bear a fixed annual (unlinked) interest at a rate which shall be published in the Shelf Offering Report (but subject to adjustments in the event of change in the rating of the Debentures (Series B) and/or non-compliance with the financial covenants as set forth in Sections 5.2 and 5.3 below, and also subject to adjustment for arrears interest (if any). The interest on the unpaid balance of the - 10 - principal of the Debentures (Series B) will be paid twice per year, on July 31, 2020, as well as on January 31 and July 31 of each of the years from 2021 to 2026, starting on July 31, 2020, and up to January 31, 2026 (inclusive). Except for the first interest period (as it is defined below), any interest rate payment will be for the six-month period that ended on the day prior to the date of payment (hereinafter – the “Interest Period”). The interest rate payable in respect of a specific interest period (except for the first interest period) (i.e. the period commencing on the date of payment of previous interest period and ending on the last day before the date of payment following commencement thereof) shall be calculated as the annual interest rate divided by two. The first interest payment is payable on July 31, 2020, for period starting on the first trading day after the date of the tender on the Debentures (Series B), and ending on July 30, 2020 (hereinafter – the “First Interest Period”), calculated on the basis of 365 days a year and based on the actual days in this period. The final interest payment will be paid on January 31, 2026, when the Debentures (Series B) are to be repaid in full. The Debentures (Series B) will not be linked (principal and interest) to any linkage basis. 2.3. The Company reserves the right to early redemption of the Debentures provided the terms set forth in Section 7 of this Deed are met. 2.4. The Debentures (Series B) shall rank pari passu among themselves, without any preference or priority of one over the other. 3. Acquisition of Debentures by the Company and/or the Partnership and/or the REIT Fund and/or a related person and distribution of dividends 3.1. The Company reserves its right, subject to the Law, to acquire the Debentures (Series B) at any time and from time to time, without prejudice to the duty to repay the outstanding Debentures (Series B). In the event of said acquisition, the Company shall notify the Trustee in writing, without derogating from the duty to submit an immediate report applicable thereto. In the event of acquisition by the Company as mentioned above, the acquired Debentures (Series B) will expire immediately, will be cancelled and delisted from trading and the Company may not re-issue these Debentures. In the event that the Debentures (Series B) are acquired by the Company, as part of the trading on the TASE, the Company shall apply to the TASE Clearing House to withdraw the Debentures so acquired, and all, unless otherwise determined by the provisions of the law prevailing at the time. Nothing in the foregoing shall derogate from the Company’s right to make an early redemption of the Debentures (Series B) as stated in Section 7 below. - 11 - 3.2. The REIT Fund (directly or indirectly) and/or the Partnership2 (directly or indirectly) and/or a subsidiary of the Company and/or a related company of the Company and/or an associate of the Company and/or a company controlled by one of them (directly or indirectly) (except for the Company itself with respect to which the provisions of Section 3.1 above shall apply) (hereinafter – “Related Entity”) may acquire and/or sell Debentures (Series B) at their discretion (and subject to any law), at any time and from time to time, including by means of an issuance by the Company, Debentures (Series B) that will be issued under the Deed of Trust. In the event of acquisition and/or sale as aforesaid by a subsidiary of the Related Entity, the Company shall file an immediate report to that effect. In accordance with the provisions of the law, the Debentures (Series B) that will be held by a Related Entity, as above, shall be deemed an asset of the Related Entity, and if they are listed for trading, they shall not be delisted from the TASE, and shall be transferrable as the other Debentures (Series B). The Debentures (Series B) owned by a Related Entity shall not confer on such Entity voting rights at a meeting of the holders of the Debentures (Series B) and may not be counted for purposes of determining the existence of a quorum at such meetings. The meetings of the holders will be conducted in accordance with the Second Schedule to the Deed of the Trust. A Related Entity will report to the Company, in as much as it is obligated by law to do so, on the acquisition of the Debentures (Series B). Regarding the obligation of the Company to provide the Trustee with certifications in connection with this section, see Section 18.21 below. 3.3. Nothing in the foregoing section shall bind the Company and/or a Related Entity or the holders of the Debentures (Series B) to acquire Debentures and/or sell the Debentures (Series B) in their possession. 3.4. As of the date of signing this Deed, the Company is not subject to any restriction with respect to the distribution of dividends or the buyback of its shares, except as specified in Section 5.11 below. 4. Issuance of additional Debentures 4.1. Subject to receipt of approval from TASE for the listing for trading, the Company may, from time to time, without requiring the approval of the Trustee and/or the Holders existing at that time, to issue additional Debentures (Series B) (whether by way of a private placement, or under a Prospectus, or in any other way), including to a Related Entity (as it is defined in Section 3.2 above), on such terms as it sees fit (the terms of the additional issued Debentures shall be identical to the terms of the outstanding Debentures (Series B)), (hereinafter: "Expansion of the Series"). However, in this case, the Trustee shall have the right to request an increase in the annual fees pro-rata to the expansion of the debenture series in the manner set out until the end of the Trust 2 As stated in Section 1.5.31 above (the Definitions Section), it shall be noted in this respect that the Controlling Shareholder of the Company is the Partnership which holds 100% of the Company's equity. The Partnership is held in an indirect and final chain of holding by the REIT Fund, which holds 100% (under indirect holding through additional companies) of the Partnership units. In the Company's opinion, there is no controlling interest in the Company, as the term is defined in the Securities Law. For further details, see Chapter 3 of the Shelf Prospectus. - 12 - period, and the Company gives its consent, in advance, by signing on this Deed to the increase of the Trustee fees, as mentioned above. The outstanding Debentures (Series B) on the date of Expansion of the Series of the additional Debentures (Series B) (from the date of issuance thereof) shall constitute one series for all intents and purposes. The Company shall apply to the TASE to list the additional Debentures (Series B) for trading as aforesaid, once they are issued. 4.2. Notwithstanding the aforesaid, the Expansion of the Debentures (Series B) shall be carried out provided all the terms set forth below are fulfilled: (a) the said Expansion of the Series does not adversely affect the rating of the Debentures (Series B) that were first issued based on this Deed of Trust, as it shall be at that time (namely, the rating preceding the Expansion of the Series); In this respect, it is clarified that in the event that the Debentures (Series B) would be rated by more than one rating agency, then the review of the rating for this section shall be carried out at any time, according to the higher rate; (b) in accordance with the latest financial statements published prior to the date of the Expansion of the Series, the Company is in compliance with the financial covenants set forth in Section 6.3 of this Deed and this is without taking into consideration the cure and waiting periods listed in Section 8.1 below; (c) on the Date of the Expansion of the Series, in accordance with the latest financial statements published prior to the expansion, and after prior consideration of the said expansion, the Company will be in compliance therewith also following the implementation of the Expansion of the Series;; (d) the Company has not violated any of its commitments to the holders of the Debentures (Series B), there is no cause for immediate repayment, as detailed in Section 8.1 below, and there is concern that such caused will exist;; (e) the Expansion of the Series does not impair the ability of the Company to repay the Debentures (Series B). 4.3. The Company will submit to the Trustee, at least three business days before making a tender for early commitments from classified investors (as the Company may choose to hold said tender in its sole discretion), and in any case (in the event that the Company decides to hold an auction for the public only) at least three business days before the actual Expansion of the Series, written certification signed by the chief financial officer of the Company, worded to satisfaction of the Trustee, on (1) the fulfillment of their terms specified in Section 4. 2, together with the relevant calculations on its compliance with the said provisions which are detailed in Subsections (b) above; and (2) confirmation that the aforesaid expansion does not harm the holders of the Debentures (Series B) and that the Board of Directors of the Company has examined the effect of the aforesaid Expansion of the Series and the ability of the Company to meet its obligations to the holders of the Debentures (Series B) prior to performing the aforesaid series expansion. In any event of the said Expansion of the Series, the Expansion of the Series will be subject to receipt of prior certification from the Rating Agency that the said Expansion of the Series will not affect the rating of the Debentures (Series B) in effect at that time. The certification of the Rating Agency will be published by the Company prior to the Expansion of the Series. In addition, the Company shall publish an immediate report, prior to the series expansion stating

- 13 - whether the series expansion meets (or does not meet, as the case may be) the aforesaid terms. 4.4. This right of the Company does not exempt the Trustee from examining the said issuance, to the extent that such duty is imposed on the Trustee by law, and does not derogate from the rights of the Trustee and the Debenture Holders pursuant to this Deed, including their right to declare the Debentures due and payable as stated in Section 8 below. 4.5. The Debentures (Series B), including those that will be issued as part of an expansion of the Series as described above, shall rank pari passu among themselves, with respect to the Company’s obligations pursuant to the Debentures, without any preference or priority of one over the other. 4.6. If the discount rate set for the additional Debentures (Series B), if any, differs from the discount rate of the outstanding Debentures (Series B) at that time (including lack of discount, if relevant), the Company shall apply to the tax authority, prior to the expansion of the Debentures series, in order to obtain its approval that, for purposes of deducting withholding tax from the discount fees in respect of the Debentures (Series B), a uniform discount rate be determined for the Debentures (Series B) based on a formula that weighs the different discount rates in the series, if any (hereinafter – the “Weighted Discount Rate”). 4.7. In the event that such approval is obtained, the Company will calculate the Weighted Discount Rate in respect of all the Debentures (Series B), before the series expansion, and will publish an immediate report on the results of the issuance the uniform Weighted Discount Rate for the entire series, prior to the Expansion of the Series, and tax will be deducted on the dates of repayment of the Debentures (Series B), according to the Weighted Discount Rate and in accordance with the provisions of the law. In such a case, all other provisions of the law relating to the taxation of discount fees shall apply. If such approval is not obtained, the Company will publish an immediate report, immediately prior to the issuance of the additional Debentures (Series B), stating the highest discount rate in respect of that series. Withholding tax will be deducted upon the repayment of the Debentures (Series B), in line with the discount rate reported as aforesaid. 4.8. Therefore, there may be cases where the a deduction of withholding tax in respect of discount fees, at a rate higher than the discount rate set for the holders of Series B Debentures before the Expansion of the Series (hereinafter – “Excess Discount Fees”), and this will affect them unfavorably whether or not the tax authority approved a uniform discount rate for the Debenture (Series B). In this case, an assessee that held Debentures (Series B) prior to the aforesaid Expansion of the Series, up to the redemption of these Debentures (Series B), will be entitled to file a tax report with the tax authority and receive a tax return in the amount of the tax that was deducted from the Excess Discount Fees, provided he is entitled to such return under the law. 4.9. The Company may issue at any time, whether by way of a public issuance under a prospectus, or by any other way, and without requiring the approval of the Trustee and/or the Bondholders of the Debentures, debentures from other series beyond the - 14 - Debenture series (the "Other Series", or the "Additional Issuance"), including to a Related Entity (as it is defined in Section 3.2 above), under repayment terms, interest, linkage, repayment rate in case of dissolution and other terms, as the Company sees fit, and whether they are superior to the terms of Debentures (Series B), equal to them, or fall short of them. Despite the abovementioned, in the event that the Company will issue a series and/or other series of Debentures that will not be secured by any collateral the Debentures from other series will not have priority over the Debentures (Series B) in the event of the Company dissolution process. In addition, if the Company issues additional series which will be secured by liens, the Company shall not state in the relevant Deed of Trust that these debenture series have priority over the Debentures (Series B), except in the matter of assets which are secured by liens, and will deliver to the Trustee certification to that effect, as mentioned above, mutatis mutandis, prior to executing the issuance of the other series. Without derogating from the of the foregoing, the Company’s aforesaid rights do not diminish the Trustee’s right to examine the repercussions of the said issuance, and do not derogate from the rights of the Trustee and/or the Debenture Holders under this Deed, including their rights to declare the Debentures (Series B) due and payable as stated in Section 8 below. Subject to the provisions of any law, the Company shall inform the Trustee of additional issuances of Debentures a reasonable time before the issuance and will submit to the Trustee any report it published in connection therewith pursuant to any law. 4.10. Notwithstanding the abovementioned, any Additional Issuance shall be subject to the fulfillment of the following terms: (a) The Additional Issuance shall not damage the rating of Debentures (Series B) issued first according to this Deed, as such rating shall be on that date (i.e., the rating prior to the Additional Issuance); for the purpose of this section is shall be clarified that if the Debentures (Series B) shall be rated by more than one rating company, the examination of the rating for this section shall be done at any time, according to the higher rating of those rated; (b) As of the date of the Additional Issuance, the Company is in compliance with the Financial Covenants detailed in Section 6.3 of this Deed, without taking into account the remedy period and the waiting period listed in Section 8.1 below; (c) The company is not in breach of any of its undertakings for the holders of Debentures (Series B); (d) There is no grounds for immediate repayment as specified in Section 8.1 below; (e) The Additional Issuance shall not jeopardize the Company's ability to repay the Debentures (Series B); and (f) As of the date of the Additional Issuance, in accordance with the recent financial statements of the Company published prior to the date of the Additional Issuance, and after taking into account the retroactive execution of the Additional Issuance, the Company shall be in compliance with the Financial Covenants detailed above in Section 6.3 of this Deed. Prior to any issuance of additional series of debentures, the Company shall provide the following certificates and publish the following: - 15 - 1. The Company shall provide the Trustee with a written certificate signed by the Company's senior financial officer in regard to the fulfillment of all the terms listed above in Section 4.10, worded such that satisfies the Trustee, including a relevant calculation regarding the terms of subsections (b) and (f) above, no later than 4 days prior to the execution of the Additional Issuance, as well as a confirmation that the Additional Issuance is not preferable to the terms of Debentures (Series B) in dissolution, as specified in Section 4.9 above. 2. The Company shall publish a confirmation from all the rating companies existing at the time, according to which the said Additional Issuance shall not damage the rating of Debentures (Series B) issued first according to this Deed, as such rating shall be on that date. Without derogating the aforementioned, the said rights of the Company shall not diminish the Trustee's right to examine the consequences of such issuance, and shall not damage the rights of the Trustee and/or the Debentures Holders according to this Deed, including their right to call for immediate repayment of Debentures (Series B) as aforesaid in Section 8 above. Subject to the provisions of any law, the Company shall inform the Trustee of such additional issuances of Debentures a reasonable time before the issuance and shall provide the Trustee with any report it published in connection therewith pursuant to any law. 5. The Company’s undertakings 5.1. The Company hereby undertakes to pay, on the dates for payment specified in the Deed of Trust, all the principal and interest amounts (including arrears interest, if any, and additional interest in respect of a rating change and/or in respect of a breach of a financial covenant, if applicable) payable under the terms of the Debentures (Series B), and to comply with all the other terms and obligations imposed on it, pursuant to the terms of the Debentures (Series B) and under the terms of this Deed. 5.2. Adjustment of the interest rate to changes in the rating of Debentures (Series B): For the purpose of this section below it is clarified that in the event that the Debentures (Series B) would be rated by more than one Rating Agency, the examination of the rating for the purpose of adjusting the interest rate for the change in rating (if any) will be made, at all times, in accordance with the lower rating. The interest rate to be borne by the Debentures (Series B) shall be adjusted in respect of change in the rating of the Debentures (Series B), as specified below in this section: It should be clarified that if and to the extent that an adjustment of interest is required in accordance with the mechanism specified in this section above and in accordance with the mechanism specified in Section 5.3 below, then, in each event the maximum additional interest rate shall not exceed 1.25% above the interest rate which will be determined in the Tender. Arrears interest (if any), in accordance with - 16 - Section 4 (A) of the Terms Overleaf, will be added to the abovementioned rate and will not constitute part of it. Pursuant to this Section 5.2: The ratings as such are defined in the table in Section 1.5.26 above. "Base rating": Rating of AA-. For the avoidance of any doubt, it is clarified that the Base Rating is the rating given to the Company's Debentures (Series B) by the Rating Agency on the date of the Debentures (Series B) Issuance. "The Additional Interest Rate": an additional interest granted to the Debenture holders at a rate of 0.25% per annum for one (1) each notch under the Base Rating and up to a maximum additional interest of 1.25% per annum, at the most. A. If the rating of the Debentures (Series B) by the Rating Agency (in the event of the replacement of a Rating Agency, the Company will provide the Trustee with a comparison between the rating scale of the Rating Agency being replaced and the rating scale of the new Rating Agency) will be updated during any interest period, such that the rating determined for the Debentures (Series B) shall be one notch lower or more from the Base Rating, (hereinafter: the “Downgraded Rating”), the annual interest rate to be borne by the balance of the unpaid principal of the Debentures (Series B) shall be increased by the additional interest rate or by a portion of this rate (as mentioned above) in accordance with the notches set forth above, and this in respect of the period commencing from the date of publication of the new rating by the new Rating Agency until the full repayment of the balance of the outstanding principal of the Debentures (Series B) or until the date of the upgraded rating in accordance with Section 5.2(E) below. If the interest rate was raised previously in respect of deviations from the aforesaid financial covenants in Section 5.3 below, then the increase in the interest rate in respect of the aforesaid rating downgrade shall be limited such that the overall additional annual interest (except in the event that there is entitlement to arrears) with respect to a decline in rating and failure to comply with the financial covenants shall in no event exceed 1.25%. B. No later than one business day, from receipt of the notice of the Rating Agency with respect to the downgrading of the rating of the Debentures (Series B) to the downgraded rating as such is specified in Subsection A above, the Company shall publish an Immediate Report, in which the Company shall specify: (a) the downgrading of the rating, the downgraded rating, the rating report and the date of the start of the downgraded rating of the Debentures (Series B) (hereinafter: the “Date of the Rating Downgrade”); (b) the compliance/non-compliance thereof with the financial covenants specified in Section 5.3 below, in accordance with the latest reviewed or audited consolidated financial statement published prior to the date of the Immediate Report, and whether there has been a change in the interest in respect of the compliance/non-compliance thereof with the aforesaid financial covenants; (c) the exact interest rate to be borne by the principal balance of the Debentures (Series B) for the period from the start of the current interest period up to the Date of the Rating Downgrade (the interest rate will be calculated

- 17 - in accordance with 365 days a year) (hereinafter: the "Original Interest" and the "Original Interest Period", respectively); (d) the interest rate to be borne by the principal balance of the Debentures (Series B) starting from Date of the Rating Downgrade up to the date of the actual payment of the next interest payment, namely, the Original Interest plus the additional interest rate per annum (the interest rate will be calculated in accordance with 365 days per year) (hereinafter: the “Amended Interest”), if the interest rate was not raised previously, if raised at all, in respect of deviations, if any, from the aforesaid financial covenants in Section 5.3 below, then the increase in the interest rate with respect to the aforesaid downgrade shall be limited such that the overall additional annual interest (except if entitlement to interest on arrears is established) with respect to a decline in rating and failure to comply with the financial covenants will not exceed 1.25% in any event; (e) the weighted interest rate to be paid by the Company to the holders of the Debentures (Series B) on the next interest payment date, deriving from the provisions of Subsections (C) and (D) above ; (f) the annual interest rate reflected in the weighted interest rate; (g) the annual interest rate and the semiannual interest rate (the semiannual interest rate shall be calculated as the annual interest divided by divided by two) for the forthcoming periods. C. If the date of the start of the downgraded rating of the Debentures (Series B) falls during the four days prior to the effective date for any interest payment and the termination thereof is on the date of the next interest payment and this effective date (hereinafter in this subsection: the "Rejection Period"), the Company shall pay to the holders of the Debentures (Series B) on the date of the next interest payment, the Original Interest rate, prior to the change only, wherein, if the interest rate was not raised previously in respect of deviations from the aforesaid financial covenants in Section 5.3 below, while the rate of interest derived from the additional interest at a rate equal to the additional interest rate for a year during the Rejection Period, will be paid at the next interest payment date. The Company will announce in an Immediate Report the exact interest rate payable on the next interest payment date. D. In the event of an amendment of the rating of the Debentures (Series B) by the Rating Agency such that it affects the interest rate to be borne by the Debentures (Series B) specified in Section 5.2 (A) above, or 5.2 (E) above, the Company will advise the Trustee of such in writing within one business day from the date of publication of the aforesaid Immediate Report. E. In the event that following the downgrading of the rating such that it affects the interest rate to be borne by the Debentures (Series B) specified in 5.2 (A) above, the Rating Agency will update the rating of the Debentures (Series B) with an upgraded rating and if the interest rate has not been increased previously with respect to deviations from the aforesaid financial covenants in Section 5.3 below, the interest rate will be reduced by notches of 0.25% per annum in case the rating of the Debentures (Series B) shall be reverted as specified below. - 18 - If the Rating Agency upgrades the rating for the Debentures (Series B) to a rating which is equal to or higher than the Base Rating (hereinafter: the "High Rating"), and if the interest rate was not raised previously due to deviation with respect to the aforesaid financial covenants in Section 5.3 below, then the rate of interest to be paid by the Company to the holders of the Debentures (Series B) shall be decrease, on the date of the relevant payment of the interest, in respect of the period in which the Debentures (Series B) were rated with a High Rating only, such that the interest rate to be borne by the outstanding balance of the principal of the Debentures (Series B) will be the interest rate which the Company will publish in an Immediate Report with regard to the results of the issuance, without any addition in respect of the downgrading specified in this Section 5.2 (and in any event, the interest to be borne by the Debentures will not be less than the interest rate which will be determined in the Tender). In such a case, the Company shall act in accordance with the provisions of Subsections (B) to (D) above, mutatis mutandis, deriving from the High Rating instead of the Downgraded Rating. It is clarified that the adjustment of the interest rate in respect of a change in the rating or as a result of non-compliance with financial covenants will be examined separately, without the one affecting the other, subject to the effect that the maximum accumulated interest in respect of the downgrading and in respect of non-compliance with financial covenants shall not exceed 1.25% per annum. The additional interest for non-compliance, if there was such non-compliance, in accordance with Section 5.3 below, shall continue to apply even in the event of an upgrade in rating. It is clarified that arrears interest, if any, shall be added to the interest rates stated above. F. If the Debentures (Series B) shall cease to be rated for a reason dependent on the Company (for example, but not only, due to non-compliance with the undertakings of the Company to the Rating Agency, including due to the non- payment of payments and/or reports which the Company has undertaken to provide to the Rating Agency) for a period exceeding 21 days prior to the final repayment thereof, a suspension of the rating will be considered a downgrading of the rating of the Debentures (Series B) such that the additional interest rate shall amount to 1.25%, subject to the limitation on increasing the maximum interest rate as specified as part of the beginning of this section and the provisions of Subsections (B) - (E) above shall apply accordingly, without derogating from the provisions of Section 8.1.14 below. For the avoidance of doubt, it is clarified that if the Debentures (Series B) cease to be rated prior to the final payment thereof, for a reason not dependent on the Company, this shall not affect the aforesaid interest rate in Subsection (A) above and the provisions of this Section 5.2 shall not apply. G. In the event that the Rating Agency will be replaced (even in the event where there is more than one Rating Agency) or that the Debentures (Series B) will cease to be rated by the Rating Agency, even if the debentures are being rated by more than one rating company, the Company shall publish and Immediate Report, - 19 - within one trading day from the date of the change, in which the Company shall inform of the circumstances of replacing the rating agency or suspending the rating, respectively. H. For the avoidance of doubt, it is clarified that: (1) a change in the rating outlook of the Debentures (Series B) will not entail a change in the interest rate on the Debentures (Series B) as stated in this section above; (2) as long as the Debentures (Series B) are rated by two Rating Agencies, Subsection (F) above will not apply unless the two rating companies cease to rate the Debentures (Series B). I. In the event of downgrading, the Company shall act in accordance with Sections 5.2 (A) and (B) above. If before the date of rate downgrading, there has been an increase in the interest rate in respect of a deviation from one or more than one financial covenant, based on the mechanism specified in Section 5.3 below, the change applicable to the interest rate in respect of the adjustment mechanism specified in this Section 5.2 will be restricted so that in any case the increase in the interest rate (if there is such increase) will not in the aggregate exceed by 1.25% the interest rate that will be determined in the Tender. Arrears interest, if applicable, will be added to the abovementioned interest. J. The Company undertakes to act, in as much as it is under its control, so that the Debentures (Series B) will be rated by a Rating Agency for the entire term of the Debentures (Series B) and for this purpose the Company undertakes to pay the Rating Agency the payments it has undertaken to pay the Rating Agency and to provide the Rating Agency with reasonable reports and information required thereby as part of the agreement between the Company and the Rating Agency. For this purpose, non-implementation of the payments the Company has undertaken to pay the Rating Agency and non-provision of the reasonable reports and information required by the Rating Agency as part of the agreement between the Company and the Rating Agency will be regarded as causes and circumstances which are under the control of the Company. The Company does not undertake not to replace the Rating Agency or not to terminate the agreement therewith during the period of the Debentures (Series B). In the event that the Company will replace the Rating Agency which at the time of the replacement is the sole Rating Agency rating the Debentures (Series B) and/or ceases the work of the Rating Agency (if it is not the sole Rating Agency), the Company undertakes that it shall notify the Trustee and the holders of Debentures of such within one trading day and shall state in its announcement the reasons for replacing the Rating Agency, and all of this no later than one trading day from the date of the said replacement and/or the date of the decision to cease the work of the rating agency, whichever is earlier. It should be clarified that the foregoing does not derogate from the right of the Company to replace the Rating Agency at any time or cease the work of the Rating Agency (if it is not the sole Rating Agency), at its sole discretion and for any reason it deems necessary. 5.3. Interest rate adjustment as a result of failure to comply with a Financial Covenant: - 20 - The interest rate on the Debentures (Series B) will be adjusted due to one breach or more than one of the Financial Covenants as set forth below: 1. The Consolidated Equity Capital of the Company (as this term is defined in Section 6.3 (1) below) (excluding minority rights) shall not be less than USD 500 million; 2. The Net Adjusted Financial Debt to net CAP (as these terms are defined in Section 6.3 (2) below) shall not exceed 72.5%; 3. The Adjusted NOI (as this term is defined in Section 6.3(3) below) shall not be less than USD 40 million. The financial covenants set forth in Subsections 1 to 2 above shall be referred to in this Section 5.3 above and below only collectively as the "Financial Covenants" and each of the aforementioned financial covenants shall be named: "the Financial Covenant". It is hereby clarified that if an adjustment of the interest rate is required in accordance with the mechanism described in this section above, and also in accordance with the mechanism specified in Section 5.2 above, then, in any case, the maximum additional interest rate will not be more than 1.25% above the interest rate determined in the Tender. Arrears interest, if applicable pursuant to Section 4(a) of the terms overleaf, will be added to the abovementioned interest and will not constitute part of it. “The Additional Interest Rate” – addition of interest in the rate of 0.5% for each breach of a financial covenant (separately and increase in the accumulated interest of up to 1% if the Company breached all the financial covenants at the same time); the interest rate will only be raised once due to the breach of any of the financial covenant, if any, and the interest rate will not be raised again if a breach of the same financial covenant continues. It is emphasized that in the event of downgrading the rating of the Debentures the annual interest rate has been raised pursuant to Section 5.2 above, then, in any case, the additional interest rate by virtue of that section, together with the additional interest rate by virtue of this Section 5.3, for breach of the financial covenants will not exceed 1.25% per annum. “The Breach Date” – the date of publication of the financial statements that point to the breach. A. If the Company breaches any of the financial covenants pursuant to the latest published audited and reviewed financial reports of the Company (hereinafter – “the Breach”), the annual interest on the outstanding principal amount of the Debentures (Series B) will increase by the Additional Interest Rate in respect of the Breach, above the interest rate in effect at the time, prior to the change, in respect of the period from the date of the Breach until the date of repayment of the outstanding principal amount of the Debentures (Series B) or until the date of publication of the Company’s financial statements pursuant to which the Company is in compliance with that financial covenant, whichever is earlier. If the interest rate was increased before that due to a rating downgrade due to as stated in Section 5.2 above, then the interest rate increase due to the breach of a

- 21 - financial covenant as provided in this subsection, will be limited so that the total annual additional interest (except when there is entitlement to arrears) due to the rating downgrade and breach of financial covenants will not exceed 1.25% in any case. B. In the event of said breach, no later than one business day from the publication of the Company’s audited or reviewed financial statements (as applicable), the Company shall publish an immediate report stating the following: (a) failure to comply with the said undertaking and detailing the financial covenants on the date of publication of the financial statements; (b) the current rating of the Debentures (Series B) based on the last rating report that was published prior to the immediate report and whether the interest was adjusted, as per Section 5.2 above; (c) the accurate interest rate on the Debentures (Series B) for the period from the current interest rate period until the Date of the Breach (the interest will be calculated based on 365 days a year) (hereinafter – the “Original Interest Rate” and the “Original Interest Period”), respectively); (d) the interest rate on the outstanding Debentures (Series B) from the Date of the Breach until the date of the nearest interest payment, that is, the Original Interest Rate plus the Additional Interest Rate per year (the interest rate will be calculated based on 365 days a year) (hereinafter – the “Current Interest Rate”). If the interest rate was increased before that due to a rating downgrade as stated in Section 5. above, and/or due to breach of the financial covenants as provided in this subsection will be limited, so that the annual additional interest will not exceed 1.25% in any case; (e) the weighted interest rate payable by the Company to the holders of the Debentures (Series B) on the nearest interest payment date, which arises from the provisions of Subsection (c) and (d) above; (f) the annual interest rate arising from the weighted interest rate; (g) the annual interest rate and the semi-annual interest rate (the semi-annual interest rate will be calculated as the annual interest rate divided two) for the upcoming periods. C. If the Date of the Breach occurs during the period commencing four days prior to the record date for the payment of any interest and ending on the interest payment date that is nearest to the record date (hereinafter in this subsection: the “Deferral Period”), the Company shall pay the holders of the Debentures (Series B), on the nearest interest payment date, the Original Interest Rate (prior to the change) only, while the interest rate resulting from an increase at a rate equal to the Additional Interest Rate per year during the Deferral Period, will be paid on the next interest payment. The Company shall publish an immediate report stating the accurate interest rate payable on the next interest payment date. D. In the event of a breach of financial covenants which affects the interest rate on the Debentures (Series B) as stated above in Section 5.3(A) above or in Section 5.3(E) below, the Company shall notify the Trustee in writing within one business day from the date of publication of the financial statements, as aforesaid. E. For the avoidance of doubt, it is clarified that if after the breach, the Company will publish its audited or reviewed financial statements (as applicable), pursuant to which the Company will be in compliance with that financial covenant, then the - 22 - interest rate paid by the Company to the holders of the Debentures (Series B), on the relevant interest payment date, will decrease, in respect of the period commencing on the date of publication of the financial statements that point to its compliance with that financial covenant, so that the interest rate on the outstanding principal amount of the Debentures (Series B), provided the interest rate was not raised before that due to a rating downgrade of Debentures (Series B) as stated in Section 5.2 above, and/or due to breach of another financial covenant, will be the interest rate that shall be determined in the tender or another interest rate determined due to a downgrade in the rating of Debentures (Series B) as stated in Section 5.2 above, and/or due to breach of another financial covenant (and in any case, the interest rate on the Debentures will not be lower than the interest rate that will be determined in the Tender). In such case, the Company shall act in accordance with Subsections (B) to (D) above, mutatis mutandis, as the case may be, arising from the Company’s compliance with that financial covenant. It is clarified that the adjustment of the interest rate due to a change in the rating or due to breach of financial covenants will be examined separately without the one affecting the other, subject to the effect that the maximum accumulated interest in respect of the downgrading and in respect of non- compliance with financial covenants shall not exceed a cumulative 1.25% per annum. The additional interest for non-compliance, if there was such non- compliance, in accordance with Section 5.3 below, shall continue to apply even in the event of an upgrade in rating. It is clarified that arrears interest, if any, shall be added to the interest rates stated above. F. The examination as to whether the Company is in compliance with the financial covenants will be conducted on the date of publication of the Company’s financial statements and as long as the Debentures (Series B) are outstanding, in relation to the quarterly/annual financial statements which the Company published until that date. With respect to the undertaking of the Company for disclosure in connection with this section, see Section 5.11 below. For the avoidance of any doubt it is clarified that, subject to the aforesaid, the incremental interest rate payments arising from the rating downgrade as stated in Sections 5.2 above and/or as a result of the Company's failure to comply with the Financial Covenants as stated in Section 5.3 above are cumulative. Therefore, in the event of a rating downgrade and a breach of the financial covenants by the Company, the holders of the Debentures (Series B) will be entitled to an additional interest as aforesaid provided the annual interest rate increase due to rate downgrade and breach of financial covenants does not exceed 1.25%. It is further clarified that the arrears interest, if any, will be added to the interest rates stated above. 5.4. The Company undertakes that, in as much as it is within its power, it shall not carry out any actions that are likely to lead to disqualifying the REIT Fund as a real estate investment fund, as per the Internal Revenue Code of 1986. 5.5. Interest Cushion and Expense Cushion: - 23 - 5.5.1. Interest Cushion: A. The Company shall transfer an amount equal to the amount of one interest payment (that is, half-yearly interest amount), which is expected to be paid to the holders of the Debentures (Series B) (hereinafter: the "First Interest Cushion Amount") by the Trustee, by a transfer of the First Interest Cushion Amount from an account registered in the name of the issuance coordinator, in which the issuance of the proceeds is held to the interest cushion as such term is defined below. "Interest Cushion Account": an account to be opened by the Trustee, on the Trustee’s name, in trust for the holders of the Debentures (Series B), at one of the five major banks in Israel. Signatory rights in the Interest Cushion Account shall vest exclusively with the Trustee. All costs of opening, managing and closing the Interest Cushion Account shall apply to the Company. B. The Signatory rights in the Interest Cushion Account shall vest exclusively with the Trustee. Without derogating from the aforementioned in this subsection, the Trustee shall invest the funds in the Interest Cushion Account in accordance with the provisions of Section 17 of the Deed of Trust. C. On the 2nd of each calendar month after the date of any interest payment, and if it is not a business day then the following business day (hereinafter: the "Cushion Complementary Date"), if the amount deposited in the Interest Cushion Account is lower than the following amount of interest to be paid, the Company shall transfer to the Interest Cushion Account an amount equal to the amount required for completing the amount deposited in the Interest Cushion Account, on the Cushion Complementary Date, to the following amount of interest payment after the Cushion Complementary Date (hereinafter: the "Current Cushion Amount"), all within 4 business days of the Cushion Complementary Date. D. If on the Cushion Complementary Date, the amount deposited in the Interest Cushion Account is higher than the Current Cushion Amount at the time (hereinafter: the "Excessive Amount"), the Company may ask the Trustee to use the Excessive Amount in order to repay the Debentures' interest and/or principal on any payment date (and as long as the amount of interest and/or principal payment is higher than the Excessive Amount, after the Company has presented reference regarding transferring the remainder of payments for the listing authority). E. The Company shall provide the Trustee, shortly after the first issuance of the Debentures as well as on each Cushion Complementary Date, a calculation signed by the Chief Financial Officer of the Company regarding the Current Cushion Amount at the said time. - 24 - F. It is clarified that in the event that the Debenture Series (B) is expanded in the future, the Company shall transfer to the Interest Cushion Account, as a pre-requirement and prior to the transfer of the expansion proceeds to the Company, an amount equal to the amount required for completing the Current Cushion Amount following the said expansion date of the Series. G. It shall be clarified that in the event that an additional interest rate, as it is defined in Sections 5.2 and/or 5/3 above, would be applicable, the Company shall deposit in the Interest Cushion Account an amount equal to the amount required for completing the Current Cushion Amount following the said change in interest rate, all within 4 business days of publishing an immediate report regarding the said change in interest rate. H. It is clarified that failure to deposit the said amounts in the Interest Cushion Account, within 14 business days of the relevant date, constitutes grounds for an immediate declaration that the remaining outstanding Debentures (Series B) are due and payable, as described in Section 8.1.34 below. I. For the avoidance of doubt, it is hereby clarified that the Company's undertaking to transfer the said amounts to the Interest Cushion Account is not guaranteed in any mechanism that ensures that such an undertaking is executed. In case the Company fails to fulfill its undertakings to transfer the said amounts to the Interest Cushion Account, the Trustee shall have no ability to prevent such a breach, other than taking actions available to them by law and by this Deed of Trust by which to ex post facto force the Company to fulfill its obligations. J. On the final repayment date of the Debentures (Series B) all the amounts deposited in the Interest Cushion Account, except for the Expenses Cushion (net of expenses and commissions), shall be transferred by the Trustee directly to the listing authority in order to execute the said final payment, all pursuant to receiving an approval in advance from the Company regarding the amount required to consummate the said Debentures repayment and at the same time transferring it by the Company to the listing authority. This section will be regarded as an irrevocable instruction given by the Company to transfer the said amounts to the listing authority. K. It is hereby clarified, that the First Interest Cushion Amount, the Current Cushion Amount, and the Excessive Amount, including any revenues accumulated due to said amount (hereinafter: the "Interest Cushion Amounts"), will be held by the Trustee in trust for the holders of the Debentures (Series B) only, the Company shall not be entitled under any circumstances to receive these amounts, and the Company is hereby irrevocably wavering any right to the Interest Cushion Amounts and/or in their regard and/or in relation thereof.

- 25 - L. The investment of the funds in the Interest Cushion Account by the Trustee shall be executed in accordance with the provisions of Section 17 of the Deed of Trust. M. The Company may, at its own discretion, transfer to the Trustee, instead of depositing the First Interest Cushion Amount, an autonomous unconditional irrevocable bank guarantee, given from an Israeli bank whose rating isn't lower than AA, which would be valid for up to 30 days after the final repayment date of the Debentures, in an amount or shall be valid for one year and be renewed annually such that, with respect to the latest period, it is valid for up to 30 days after the final repayment date of the debentures in an amount equal to the First Interest Amount (hereinafter: the "Bank Guarantee"), or to replace the amounts accumulated in the Interest Cushion Account with a Bank Guarantee in the amount of the Current Cushion Amount relevant to the date of such replacement. If the guarantee company has deposited the aforesaid annually renewable bank guarantee and if the Company has not provided an extension for the period of the bank guarantee or a new bank guarantee for an additional one year period, up to 14 days prior to the expiration of the bank guarantee, the Trustee shall confiscate the bank guarantee. N. If the Company has deposited such Bank Guarantee with the Trustee, all the instructions of this Section 5.5 shall apply in regard to the Bank Guarantee. Considering the above mentioned, in case the Company is required to broaden or narrow the amount of the Bank Guarantee in accordance with subsections C and/or D and/or F and/or G above, the Company shall deposit with the Trustee, in the dates determined in the said subsections, a Statement of Correction to the Bank Guarantee and/or a new bank guarantee, such that satisfies the Trustee, which would replace or added to the Bank Guarantee, as applicable. In the event that the Bank Guarantee shall be replaced with a new guarantee as abovementioned, the old guarantee shall be returned to the Company only after providing the said new guarantee. O. In the event that the Company wishes to execute a replacement of the First Interest Cushion Amount or the Current Cushion Amount with a Bank Guarantee, it shall give the Trustee an announcement in this regard, in addition to a calculation signed by the Chief Financial Officer of the Company regarding the Current Cushion Amount at the said time. Such replacement of the First Interest Cushion Amount or the Current Cushion Amount, as applicable, would be pursuant to the deposition of the Bank Guarantee, and the Trustee shall return to the Company the amount accumulated in the Interest Cushion Account after receiving a Bank Guarantee, such that satisfies the Trustee, in the amount equal to the First Cushion Amount or the Current Cushion Amount, as applicable. In regard to the Company's undertaking to provide the Trustee with certificates with respect to this section, see Section 18.20.4 below. - 26 - 5.5.2. Expense Cushion: A. Without derogating from the provisions of Section 26 of the Deed of Trust, and further to the provisions of section 5.5.1 above with regard to the interest cushion, an amount equal to USD 500 thousand out of the net proceeds of the offering shall be deposited in the Interest Cushion Account (as defined above), which will be used for the payment of current and administrative expenses of the Trustee in the event that Debentures (Series B) are put up for immediate repayment and/or if the Company has violated the provisions of the Deed of Trust (hereinafter and above: the "Expense Cushion"). The Expense Cushion may be deposited by way of cash deposit out of the said proceeds of the offering, all or some thereof, or by a bank guarantee, as the term is defined in Section 5.5.1 above, according to the Company's own discretion and subject to its notification to the Trustee, provided a sum of USD 100 thousand shall be maintained in this expense cushion, at any time. If the Expense Cushion includes a bank guarantee, then the instructions of Section 5.5.1 above shall apply for the bank guarantee, mutatis mutandis. B. The representative US Dollar/ New Israeli Shekel exchange rate for this purpose will be the representative exchange rate of the Central Israeli Bank as determined on the day of the Debentures (Series B) Public Tender. The amount of the Expense Cushion will be held in the Interest Cushion Account (as the term is defined in Section 5.5.1 above) until the date of the final and full repayment of Debentures (Series B). After receiving approval from the chief financial officer of the Company regarding the full repayment of Debentures (Series B), worded in a way that satisfies the Trustee's request, the Expense Cushion, whatever has not been used (plus any accrued earnings thereto), will be transferred to the Company in accordance with the details provided thereby. C. In the event that the amount of the Expense Cushion is insufficient to cover the expenses of the Trustee in connection with the immediate repayment of Debentures (Series B) and/or breach of the provisions of the Deed of Trust by the Company, the Trustee shall act in accordance with the provisions of Section 26 below. D. If the Expense Cushion is used, in whole or in part, the Company undertakes to complement the amount of the Expense Cushion up to the amount specified in Section 5.6 and this within 10 business days from the date on which the Company was requested to complement the said Expense Cushion. 5.6. Appointment of representative of the Company in Israel A. As long as there are outstanding Debentures (Series B), the Company undertakes that there will be a representative of the Company in Israel (hereinafter: the “Representative of the Company in Israel”) to which it will be possible to deliver court notices to the Company and/or to the officers thereof. Delivery of - 27 - court notices to the Representative of the Company in Israel shall be considered as valid and binding in connection with any claim and/or request by the Trustee and/or the holders of the Debentures (Series B) under this Deed of Trust. The Company shall be entitled to replace the Representative of the Company in Israel and the registered address from time to time, subject to Subsections B and C below. B. On the date of appointing/replacing the Company's Representative in Israel, the Company shall report the details thereof in an Immediate Report and will also deliver a notice to the Trustee with the details of the Company's Representative in Israel. In the event of appointing a new Representative, the Immediate Report and the Notice to Trustee shall also include the effective date of the appointment thereof. C. The Company undertakes that in the event of the replacement of the Representative of the Company in Israel, including resignation from office, the Company will appoint a Representative of the Company in Israel within a period not exceeding thirty (30) days. Until the appointment of the new representative as specified above, the address of the Company in Israel for the purpose of this Deed and for the purpose of the furnishing of court documents shall be the address of the replaced representative. D. The Company undertakes that a Representative of the Company in Israel shall serve until the full, final and exact settlement of the Debentures (Series B). E. As at the signing date of this Deed of Trust, the Company’s representative in Israel is U.S. Real Estate Representation Ltd. 5.7. Undertakings of the Company, Pacific Oak SOR Properties LLC, the REIT Fund3, and the officers of the Company The Company, Pacific Oak SOR Properties LLC, REIT Fund, and officers of the Company and of Pacific Oak SOR Properties LLC, present or future irrevocably undertakes and will irrevocably undertake (as applicable), the following: A. Not to raise claims against the application, validity or manner of implementation of Section 39A of the Securities Law; B. Not to raise any claims against the local authority of the Court in Israel with regard to proceedings launched by the Trustee and/or holders of the Debentures (Series B) of the Company. C. Not to raise any claims against the right of the holders of the Debentures (Series B) to file a derivative suit as well as a class action. D. In addition, in any agreement in which the Company engages indirectly with a third party, including its employees, it shall be determined that Israeli law will 3 The REIT Fund undertook that if the control in the Company is sold, it undertakes that the sale will be conditioned upon the new Controlling Shareholder taking its place in connection with the liabilities listed under this section, in connection with the REIT Fund. - 28 - apply to the said agreements, including that insolvency proceedings against the Company will only be filed in a court in Israel, and under the Israeli law. In this regard it is clarified that this obligation does not apply to engagements of the Company with third parties, related with engagements of affiliated companies of the Company, (as this term is defined in the Securities Regulations (Annual Financial Reports), 5770 – 2010) and shall not apply to hedging agreements in which the Company contracted with a third party, should such engagement occur. E. Not to object to any motion by the Trustee and/or holders of the Debentures (Series B) to be filed with a Court of Law in Israel to apply Israeli law with regard to any settlement, arrangement and insolvency, if filed, not to apply to any Court of Law outside Israel for protection against any proceeding launched by the Trustee and/or holders of the Debentures (Series B), not to object should a Court of Law in Israel seek to apply Israeli law with regard to any settlement, arrangement, and insolvency. F. Not to initiate bankruptcy proceedings under foreign law and not in non-Israeli jurisdiction Regarding this matter, it should be noted that if an insolvency process will be commenced upon, not according to the Israeli law, and in a foreign court, deriving from a foreign creditor, and Company will do its best to claim for an "improper forum", subject to any law. G. Not to raise claims against the authority of the Securities Authority and/or the Administrative Enforcement Committee in Israel in connection with monetary fines and/or administrative enforcement measures imposed thereon by the Securities Authority and/or the Administrative Enforcement Committee in Israel, under Chapter H3 and/or H4 of the Securities Law, and to uphold all of the resolutions of the Securities Authority and/or the Administrative Enforcement Committee in Israel, including, without derogating from the generality of the above, to pay any monetary fine and/or payments to injured parties from a breach imposed thereon (if any) and to take measures to remedy the breach and prevent its recurrence. H. Not to amend the articles of association of the Company with respect to those articles which have been applied to the articles of association of the Company in order to reflect the Securities Order (Replacing the Fourth Schedule to the Law), 5776-2016; I. As long as there are outstanding Debentures (Series B) of the Company, and subject to the current tax laws, the Company and its investee corporations, as at the date of the Offering Report, will not choose to be considered as corporations, but will continue to be considered transparent for US tax purposes. With respect to the undertaking of the Company for disclosure in connection with this section, see Section 5.11 below. J. It is hereby clarified that the undertakings in Sections a., b., c., e., f., and g. above will be assumed by each of the Company, Pacific Oak SOR Properties LLC, the REIT Fund, and the officers of the Company, while the rest of the undertakings shall be assumed as follows:

- 29 - 1. Undertakings in Section d. above – shall be assumed by the Company and Pacific Oak SOR Properties LLC only. 2. Undertakings in Section h. above – shall be assumed by the REIT Fund only. 3. Undertakings in Section i. above – shall be assumed by the Company, Pacific Oak SOR Properties LLC and the REIT Fund only K. The Company shall cause Pacific Oak SOR Properties LLC, the REIT Fund and the officers of the Company, as of the date of the signing of this Deed, to sign irrevocable undertakings as set forth in this Section 5.8 above and to publish these undertakings within 5 business days from the date of completion of the first issuance of the Debentures (Series B). In addition, the Company undertakes that no later than 5 business days following the appointment of a new officer of the Company and/or the date of change in control of the Company, the said undertakings shall be signed and published by a new officer of the Company or the new controlling shareholder, as applicable. 5.8. Field of Operation: A. The Company undertakes that all the real estate properties held by the Company, directly and/or indirectly, through companies held thereby, will be in the United States; B. The Company undertakes that it will not change its main business activity during the life of the Debentures (Series B). It should be noted in this regard, that the main business activity of the Company and companies under its control on the date of the issuance is as specified in Section 1.F in Chapter A of the 2018 Report (as part of the income tax tests applicable to the REIT Fund so that it will be classified as a REIT fund). With respect to the Company's undertaking for disclosure, in connection with this section, see Section 5.11 below. 5.9. Distribution Restrictions: 5.9.1. The Company undertakes not to make any distribution (as such term is defined in the Companies Law) and not to declare, pay or distribute any dividend unless all the terms set forth below are met: A. The Consolidated Equity Capital of the Company (as this term is defined in Section 6.3(1) below) (excluding minority interests), according to the Company’s consolidated financial statements, which were published prior to the distribution date, less the distributed divided, shall not be less than USD 500 million (this amount will not be index-linked); B. The ratio of net Adjusted Financial Debt to net CAP (as such terms are defined in Section 6.3(2) below), shall not exceed 70%; C. The Adjusted NOI (as this term is defined in Section 6.3(3) below) shall not be less than USD 40 million; - 30 - D. There are no grounds for an immediate declaration that the Debentures (Series B) due and payable. E. On the date of the Board of Directors' decision on the distribution, there are no “Warning Signs” as the terms are defined below: "Warning Signs"4: (1) deficit in equity capital; (2) opinion or review by the independent auditor, as at the date of the financial statements, which draws attention to the Company's financial position; (3) deficit in the working capital, or deficit in the working capital during a period of twelve months coupled with an ongoing negative cash flow from current operations; (4) deficit in the working capital or deficit in the working capital during a period of twelve months, coupled with an ongoing negative cash flow from current operation, and the Company's Board of Directors has not determined that these do not indicate a liquidity problem in the Company; (5) opinion or review by the independent auditor, as at the date of the financial statements, which draws attention to significant doubts as to the Company’s ability to continue as a going concern; F. The Company is in compliance with all the financial undertakings stated in Section 6.3 below, as per the Company's consolidated financial statements, which were published before the date of distribution and the Company does not breach any of its undertakings to the Debenture holders (Series B). (the terms set forth in Sections (A) to (F) above shall be referred to collectively as: "the Distribution Restrictions"). 5.9.2. The Company will submit to the Trustee within two (2) business days after the distribution is approved by the Company’s Board of Directors and prior to the actual distribution, certification by the chief financial officer of the Company that the Company is in compliance with the Distribution Restrictions (as the term is defined in Section 5.9.1 above), including the relevant calculation (regarding the restrictions set forth in Section 5.9.1 (A) to (F) above), (worded in a manner that will satisfy the Trustee), as well as regarding the fulfillment of the following conditions: (1) the Company is in compliance with its obligations to the holders of the Debentures (Series B) in accordance with the provisions of the Deed of Trust; (2) the distribution does not impair the ability of the Company to repay the Company's Debentures (Series B); (3) no cause for immediate repayment as per Section 8.1 below has been created. It should be clarified that the dividend restrictions will also be checked prior to the distribution, based on the Company's consolidated financial reports which were published prior to the performance of the 4 The abovementioned definition is taken from Regulation 10(b)(14) to the Securities Regulations (Periodic and Immediate Reports), 1970. It should be noted that if the definition is altered as part of legislative amendments of any kind, the abovementioned definition will be revised accordingly, and with the necessary changes. - 31 - distribution, and also under the assumption that the distribution was implemented. 5.9.3. Despite the above mentioned in this Section 5.9, it should be noted and emphasized that the REIT Fund should meet the regulatory restriction of dividend distribution in the U.S., according to which the fund must distribute up to 100% of its taxable income to its shareholders, in order to be classified as such (as a REIT fund) and not pay tax at the level a REIT fund is entitled to and enjoy tax reliefs granted to REIT funds in the US, as specified in Appendix A to Chapter A of the 2018 Report (hereinafter: the "Distribution Obligation of a REIT Fund"). Further to the foregoing, it should be emphasized that in order to maintain the Distribution Obligation of a REIT Fund, dividend distributions in a Company intended to serve Distribution Obligation of a REIT Fund, will not be subject to the aforesaid dividend restriction and these distributions will be implemented as required to maintain the status of the REIT Fund and to comply with the Distribution Obligation of a REIT Fund. Shortly before distribution as per this Subsection 5.9.3, the Company shall deliver to the Trustee a confirmation from the senior financial officer of the Company to the effect that the said distribution complies with this Subsection 5.9.3. 5.10. Dedicated Disclosure: The Company undertakes to specify and/or approve and/or include in each of the Board of Directors' Reports attached to the Company's financial statements thereof, dedicated disclosures to the holders of the Debentures of the Company, including stating the numerical figures and providing the calculation to the Trustee, in a wording to its satisfaction and as applicable (unless explicitly specified differently), as follows: 5.10.1. For the purpose of Section 5.3 above: The Company shall specify the compliance or non-compliance thereof with each of the financial covenants (as specified in section 5.3 above). 5.10.2. For the purposes of Section 5.7(i) above, the Company shall include a disclosure on its compliance and the compliance of all its held corporations with the provisions of Section 5.7(i) above. It should be clarified that the Trustee does not have data which will enable it to verify that the Company and the said corporations comply with these undertakings and therefore, the Trustee will rely for that matter on disclosure in the reports of the Company and shall not perform any examination thereof. 5.10.3. For the purposes of Section 5.8 above, the Company shall include a disclosure on its compliance/non-compliance with the provisions of Section 5.9 above. 5.10.4. For the purposes of section 5.9 above: the Company will specify the compliance or non-compliance with the provisions of section 5.10 above. - 32 - 5.10.5. For the purposes of Sections 6.2.1, 6.2.2, and 6.2.4 below: The Company shall specify the compliance or non-compliance thereof with the said undertaking in Section 6.2.1 below of not creating a floating charge. It is clarified that the Trustee does not have data which will enable it to verify that the Company complies with these undertakings and therefore, the Trustee will rely for that matter on disclosure in the reports of the Company and the certifications detailed in this section above and shall not be requested to verify the correctness thereof. 5.10.6. For the purposes of Section 6.3 below: The Company shall detail in the notes for the financial statements, its compliance or non-compliance with any of the financial covenants (as defined in Section 6.3 below), including the numerical value of each of the financial covenants. 5.10.7. For the purpose of Section 6.4 below: The Company shall include disclosure regarding its compliance with the provisions of Section 6.4 below. 5.10.8. In this regard, the said disclosure standard shall remain the same from the execution date of this Deed and throughout the life of the Debentures (Series B), even if more lenient guidelines are publicized with regard to the standard existing at the time this Deed is signed. 6. Securing the Debentures 6.1. The Debentures (Series B) are not secured by any collaterals, liens or any other manner. For details regarding the Company's undertaking not to create a general current lien, see Section 6.2 below. By entering into this Deed of Trust, and by agreeing to act as Trustee for the Debenture Holders, the Trustee is not conveying his opinion, explicitly or implicitly, as to the Company’s ability to fulfill its obligations towards the Debenture Holders. For the avoidance of any doubt, it is clarified that the Trustee is under no obligation to examine, and the Trustee did not and will not examine, the need for providing collateral for securing payments to the Debenture Holders. The Trustee was not asked, and de facto did not and will not, conduct financial, accounting, or legal due diligence, as to the business circumstances of the Company or its Subsidiaries. The above shall not derogate from the Trustee’s obligations under any law and/or the Deed of Trust, and likewise shall not derogate from the Trustee’s obligation (to the extent that such an obligation exists by any law) to examine the effects of changes in the Company from the issuance date onwards, to the extent that they may have a detrimental effect on the Company’s ability to fulfill its commitments to the Holders of the Debenture (Series B). 6.2. Undertaking not to create floating charge: 6.2.1. The Company undertakes not to pledge all of its current or future properties and assets (held thereby directly only) to a general floating charge, without the prior approval of the meeting of holders of the Debentures (Series B) by ordinary resolution. It should be emphasized that the Company shall be

- 33 - permitted to pledge its property, in whole or in part, in specific pledges (including a floating charge on specific property/properties), without obtaining the consent of the holders of the Debentures (Series B) thereto. The Company clarifies that as of the date of the signing of this Deed, the Company has not created and has not undertaken to create a general floating charge as stated above. 6.2.2. For the avoidance of doubt, it is hereby clarified that Subsidiaries of the Company are entitled to pledge the properties thereof, in whole or in part, under any charge (including a floating charge on their entire property) and in any manner, without the need to obtain the consent of the meeting of the holders of the Debentures (Series B). 6.2.3. The Company will furnish to the Trustee no later than 5 days after the signing of this Deed an opinion from an attorney specializing in the laws of the British Virgin Islands applicable to the Company, in accordance with which there is no legal obligation in the British Virgin Islands to record a negative lien as specified in Section 6.2 above in any registry conducted under British Virgin Islands law. The Company shall furnish the Trustee each January 31 of each year with an authorization of an attorney specializing in the relevant law applicable to the Company a whereby as at December 31 of prior calendar year, the Company, did not register in its registers and/or in any other registry conducted under the relevant law any floating charge in favor of any party contrary to their undertakings in Section 6.2.1. A certification from the register conducted under the relevant law will be enclosed with such authorizations. In addition, the Company shall furnish the Trustee on the January 31 of every year, a confirmation signed by a senior officer of the Company to the effect that the Company has not created nor committed to create a general floating charge in favor of any party contrary to its undertaking in Section 6.2.1. The Company shall be entitled to sell, lease, assign, give or transfer in any way whatsoever, all or part of the assets thereof, to any person it deems fit, without requiring the approval of the Trustee and/or the Debenture Holders (Series B), as the case may be, subject to the provisions of section 8.1.15 below. 6.2.4. With respect to the undertakings of the Company for disclosure in connection with this section, see Section 5.10 above. 6.2.5. It is clarified that the Trustee does not have data which will enable it to verify that the Company is in compliance with the undertakings thereof detailed in this Section 6.2, and therefore, the in order to examine the compliance of the Company with the provisions of this Section 6.2, Trustee will rely for that matter on the Company's reports and the certifications detailed in this section above and shall not be requested to verify the correctness thereof. 6.3. Financial covenants - 34 - Until the date of the full and final payment of the debt pursuant to the terms of the Debentures (Series B) and fulfillment of all the Company’s other obligations to the holders of the Debentures (Series B) pursuant to this Deed and the terms of the Debentures (Series B), the Company shall comply at any time with the financial covenants set forth below (hereinafter and above "the Financial Covenants"): (1) The Consolidated Equity Capital of the Company (excluding minority interests) will not be less than USD 475 million (this amount will not be index-linked) (hereinafter – the “Equity Covenant” or the “Minimum Equity”). "Consolidated Equity of the Company": The Company's equity according to the consolidated Financial Statements of the Company, including shareholder loans subordinate to the Debentures, if any. i.e., owners' loans meeting the following conditions: (a) their maturity is after the final payment of the debentures; (b) the loans are inferior in their maturity compared to the debentures, including in the event of dissolution. (2) The Net Adjusted Financial Debt ratio to the net CAP shall not exceed 75% (hereinafter: "Ratio of Debt to CAP Covenant" or "Ratio of Debt to Maximum CAP"). "Net Adjusted Financial Debt" – shall mean a debt carrying short and long term interest from banks and financial institutions, as well as from institutions the main activity of which is granting loans, plus debt carrying interest in favor of the holders of debentures issued by the Company, net of cash and cash equivalents and net of short-term investments and loans provided, the repayable date of which shall not exceed three years from the date of the relevant balance sheet, marketable securities and deposits (including properties with restrictions, except for pledged deposits provided against guarantees), all based on the consolidated financial statements of the Company, plus the proportionate consolidation of the net financial debt in affiliated companies and in the Company’s jointly controlled companies. "Net CAP" – shall mean adjusted net financial debt in addition to the Consolidated Equity Capital of the Company (including minority rights). (3) The Adjusted NOI (as this term is defined below) shall not be less than USD 35 million (hereinafter: "Minimum NOI Covenant" or "Minimum Adjusted NOI"). "Adjusted NOI”: the Company's income from rent (in the recent four quarters), including interest revenues stemming from providing loans by the Company in consolidation (including revenues stemming from purchased loans), and incomes, including distributions, stemming to the Company from investments in REIT funds or other corporations, net of property rental costs (in the recent four quarters), plus the share of the Company in the Adjusted NOI of affiliated companies and jointly controlled companies (proportionate consolidation). It is clarified that upon purchasing one or more rental property and/or consummation of a property in construction and/or property donation during the period and/or the provision of loans by the Company in a consolidated manner (including revenues - 35 - stemming from loans purchased by the Company) and/or additional investment in REIT funds or other corporations, the Adjusted NOI of the property or properties or loan(s) or investment(s) shall be in accordance with the extent of the adjusted NOI from the date of acquisition and/or completion of an property in construction and/or contribution of the property and/or the provision or purchase of the loan and/or the performance of the investment and until the date of the relevant financial report in the annual articles of association. For the avoidance of doubt, it should be clarified that upon the sale or subtraction of one or more properties the aforesaid articles of association will not be performed for the adjusted NOI for the period prior to the sale date. (4) The volume of development projects of the Company in consolidation (including the Company's share in jointly controlled companies, and in associated companies), shall not exceed 10% of the total adjusted balance sheet of the Company (as defined below) (hereinafter: a " Ratio of Development Project Volume to Total Adjusted Balance Sheet Covenant" or: "Ratio of Development Project Volume to Maximum Total Adjusted Balance Sheet"); "Volume of Development Projects of the Company" in this Subsection 6.3(4) (a) means – the cost of the investment (as opposed to the fair value) of the Company in projects, for which construction has started, as at the date of the relevant financial statements and a temporary certificate of occupancy has not yet been received. It should be clarified that development and refurbishing works done in the Company's existing income-producing properties will not be included in the scope of the definition of "Volume of Development Projects of the Company". "Adjusted Balance Sheet" in this Subsection 6.3(4)(a) means – the total consolidated balance sheet of the Company plus the share of the Company in affiliated and jointly controlled companies. The examination regarding the Company’s compliance with each of the financial Covenants in Subsections (1) to (4) above will be conducted on the date of publication of the Company’s financial statements and as long as there are outstanding Debentures (Series B), in relation to the quarterly/annual financial statements which the Company would have published until that date (in this Section 6.3 below: "Examination Date"). With respect to the undertaking of the Company for disclosure in connection with this section, see Section 5.11 above. With respect to the undertaking of the Company to provide authorizations to the Trustee in connection with this section, see Section 18.20 below. If the Company’s equity drops below the Minimum Equity and/or the ratio of the debt to the CAP exceeds the ratio of the debt to the maximum CAP and/or the Adjusted NOI is less than the Adjusted Minimum NOI and/or the Ratio of Development Project Volume to the Total Balance Sheet exceeded the ratio of Development Project Volume to the Total Maximum Balance Sheet, on any examination date, as applicable, the Company shall notify the Trustee of such in writing and report this data and the meaning of this data by means of an immediate report via the Magna system, no later - 36 - than one business day after the publication of the financial statements (quarterly and annual). For purposes of this section, reporting via the Magna system will not be considered reporting to the Trustee. Failure to comply with the Equity Covenant for two consecutive quarters and/or failure to comply with the debt to CAP ratio covenant for two consecutive quarters and/or the Adjusted NOI is less than the Minimum Adjusted NOI for two consecutive quarters and/or the ratio of the Development Project Volume to the Total Balance Sheet exceeded of the ratio of Development Project Volume to the Maximum Balance Sheet for two consecutive quarters, shall constitute grounds for declaring the outstanding balance of the Debentures (Series B) due and payable, as specified in Section 8.1.12 below. It is clarified that, for the purpose of this Deed, in the event of a change in the accounting standards applied to the Company, as opposed to those applied to the Company on the date of signing this Deed (hereinafter: the “Existing Standards" and the "New Standards", respectively) in such a manner as to affect the results of the calculation of any of the financial covenants specified in this Deed, the Company’s compliance with the financial standards set forth in this Deed shall be examined only in accordance with the existing accounting standards and if there are any disparities between the aforementioned calculation and a calculation in accordance with the New Standards, the material items, from which the above-mentioned disparities arise, shall be specified. 6.4. The Company undertakes that as long as the Company does not comply with any of the financial covenants set forth in Section 6.3 above, it will not assume any financial debt with a right of recourse to the Company, except for a financial debt from the partnership or the REIT which will be subordinate to the Debentures (Series B) of the Company, both in terms of the Company’s insolvency and in terms of the repayment date (namely, if the repayment date is after the final repayment date of the debentures and it is not permitted to place them for immediate repayment prior to the debentures). Furthermore, so long as the Company does not comply with the financial covenants set forth in Section 6.3 above, the Company shall not assume any financial debt with a right of recourse to the Company (non-recourse), unless the debt was made for the purpose of remedying the failure to comply with the financial covenants or for the purpose of repayment on account of a principal or interest of the Debentures (Series B), in whole or in part. The undertaking stated in this Section 6.4 shall not derogate from the undertaking in Section 6.5 below and subject thereto. If the Company does not comply with any of the financial covenants and in the period during which the Company does not comply with any of the financial covenants as stated above, the Company shall include a disclosure in the financial reports, as applicable, as part of the dedicated disclosure to the debenture holders, regarding its compliance with the obligations in Section 6.3 above. Additionally, throughout the aforementioned period, of the Company were to assume such a financial debt, the Company shall deliver an approval, signed by the senior financial officer, worded to the satisfaction of the Trustee, according to which: (1) if it is a recourse debt to the Company - that the debt is to the controlling shareholder of the Company and that it is

- 37 - subordinate to the Debentures, as stated above; or (2) if the debt is non-recourse to the Company - that the debt was made for the purpose of remedying the failure to comply with the financial covenants or for the purpose of repayment of the aforementioned Debentures. The Trustee shall rely on the office holder’s approval and on the Company’s disclosure in the aforementioned statements and shall not be required to conduct any further inspections. 6.5. The Company undertakes that it will not take credit from non-Israeli financial institutions and will not grant pledges to non-Israeli financial institutions, except for credit facilities that may be provided by US financial institutions for the purpose of implementing hedging transactions on the exchange rate of the shekel against the dollar in relation to the Debentures to be issued by the Company and this will be done by granting specific pledges to secure such credit facilities. With respect to the undertaking of the Company for disclosure in connection with this section, see Section 5.10 above. With respect to the undertaking of the Company to provide authorizations to the Trustee in connection with this section, see Section 18.20.6 below. 7. Early redemption 7.1. Early redemption at the discretion of the TASE If the Tel Aviv Stock Exchange decides to delist the Debentures from trading because the value of public holdings of Debentures falls below the amount prescribed in the TASE Regulations regarding delisting, the Company shall act as follows: A. Within 45 days from the date of the TASE Board of Directors resolution to delist the Debentures, the Company will announce an early redemption date on which the holder may redeem the Debentures. B. The early redemption date with regard to the Debentures will not take place no less than seventeen (17) days from the date of publication of the announcement and no later than forty-five (45) days from said date, but not during the period between the Effective Date for the payment of Interest and the actual date of payment thereof. C. On the early redemption date, the Company will redeem the Debentures of the Holders of which requested the redemption thereof, in accordance with the balance of the nominal value thereof and the addition of interest that has accrued on the principal until the actual redemption date (the interest will be calculated on the basis of 365 days per year). D. The setting of an early redemption date as aforesaid is without prejudice to the rights of redemption as stipulated in the Debentures, for those Holders of the Debentures who do not redeem them on the early redemption date as aforesaid, but the Debentures will be delisted from the TASE, and the resulting tax implications will apply thereto. - 38 - Early redemption of the Debentures as aforesaid, will not grant to a Debenture Holder who redeems the same as stated the right to the payment of interest in respect of the period after the redemption date. The Company will publish notice of the earliest redemption date in an immediate report. The said notice will also detail the proceeds of the early redemption. 7.2. Early redemption at the discretion of the Company 7.2.1. The Company may, at its sole discretion, to perform early redemption, fully or partially, of the Debentures (Series B), commencing 60 days have passed after the date of the listing thereof on the TASE in which case the following provisions shall apply, all subject to the guidelines of the Securities Authority and the provisions of the TASE Rules and Regulations as shall be in effect on the relevant date: 7.2.2. The frequency of early redemptions shall be limited to one per quarter. 7.2.3. If an early redemption was scheduled for a quarter with a pre-scheduled interest payment, or partial redemption payment or final redemption payment, the early redemption will occur on the date designated for such payment. For purposes of this section, “quarter” shall mean any of the following periods: January-March, April-June, July – September, October – December. 7.2.4. The minimum amount of early redemption of Debentures shall not be less than NIS 1 million. Notwithstanding the aforesaid, the Company may make an early redemption of Debentures totaling less than NIS 1 million provided the frequency of the redemptions a year will be limited to one. 7.2.5. Any early redemption amount will be paid on a pro-rata basis to the holders of the Debentures (Series B) at the par value of the Debentures (Series B) held. 7.2.6. Upon the Company’s Board of Directors’ resolution to make an early redemption as aforesaid, the Company shall publish an immediate report with a copy to the Trustee no less than seventeen (17) days and no more than forty- five (45) days prior to the early redemption date. In said immediate report, the Company will publish the early redemption amount of the principal and the interest accrued on the principal until the early redemption date, in accordance with the following provisions. The early redemption date shall not occur in the period between the record date for interest payment in respect of the Debentures (Series B) and the actual interest payment date. 7.2.7. Early redemption will not be made for a portion of the Debentures (Series B) if the last redemption amount is less than NIS 3.2 million 7.2.8. On the date of partial early redemption, as the case may be, the Company will pay to the Debenture Holders (Series B), the interest accrued only on the part of the partial early redemption, and not for the entire outstanding balance. If an additional interest is paid due to early redemption, the additional interest will be paid on the par value that was redeemed on the early redemption only. - 39 - On the date of a partial early redemption, should there be one, the Company shall give notice in an immediate report of: (1) the percentage of the partial redemption in terms of the unpaid balance; (2) the percentage of the full redemption in terms of the original series; (3) the interest rate of the full redemption on the redeemed part; (4) the percentage of the interest rate that will be paid in the partial redemption, calculated in respect of the unpaid balance; (5) an update of the percentage of the partial redemptions that remain, in terms of the original series; (6) the record date for eligibility to receive an early redemption of the debenture principal that shall be twelve days (12) prior to the date set for the early redemption. 7.2.9. The amounts payable to the holders of the Debentures (Series B) in the event of early redemption, shall be the higher of: (1) the market value of the Debentures (Series B), offered for early redemption, which will be determined based on the average closing price of the Debentures (Series B) in the thirty (30) trading days prior to the date of the Board of Directors’ resolution regarding an early redemption. If the early redemption date falls on the date of the interest payment for the debentures, a sum equal to the sum of the interest paid on this date for the debentures will be deducted from the said average price ; (2) the liability value of the outstanding Debentures (Series B) called for early redemption, that is, the principal plus interest, until the actual early redemption date; (3) the balance of cash flow of the Debentures (Series B) called for early redemption (principal plus interest), discounted at the government bond yield (as defined below) plus 1.5% per annum. The discounting of the Debentures (Series B) that are called for early redemption will be calculated from the early redemption date to the last repayment date scheduled for the Debentures (Series B) which are called for early redemption. For purposes of this section – “Government Bond Yield” means the average yield to maturity (gross) in the seven business day period that ends two business days before the date of the notice of early redemption notice, of three series of government bonds in shekel not linked to the index, bearing a fixed interest rate, whose average life is the closest to the average life of the Debentures on the relevant date, i.e. one series with the nearest high average duration of the Debentures (Series B) on the relevant date, and one series below the average duration of the Debentures (Series B) on the relevant date whose weight will reflect the average duration of the Debentures on the relevant. For example: if the average duration of the Government A Debentures is four years, the average duration of Government B Debentures is two years and the average duration of the loan balance is 3.5 years, the yield will be calculated as follows: 4x + 2(1-x) = 3.5 X = the yield weight of the Government A Bonds. - 40 - X = the yield weight of the Government B Bonds. According to the calculation, the annual return of the Government A Debentures will be weighted at a rate of seventy-five percent (75%) of the “return” and the annual rate of the Government B Debentures will be weighted at a rate of twenty-five percent (25%) of the “return.” In the case of payment of additional interest following early repayment, the additional interest will only be paid on the par value repaid early. 7.2.10. The Company shall furnish to the Trustee, within five business days from the date of the resolution of the Board of Directors, a certification by the Company's' auditing CPA regarding the calculation of the early repayment amount, worded in a manner that will satisfy the Trustee. 8. The right to declare the Debentures due and payable 8.1. Upon the occurrence of one or more of the cases listed in this section below, the provisions of Section 8.2 below will apply, as relevant: 8.1.1. If the Company will not repay any payment it will receive pursuant to the Debentures or under the Deed of Trust or will not comply with any of the other material undertakings made to the holders, and the Company has not cured such default within 5 business days. 8.1.2. If the Company applies for initiation of proceedings, as it is defined in the Insolvency Law and Rehabilitation Law, 2018 (hereinafter: "The Insolvency Law") or if any similar order is issued in accordance with the provisions of the Insolvency Law, or if the Company files a request for a settlement or arrangement with the creditors of the Company under Article 350 of the Companies Law (or in accordance with the provisions of the Insolvency Law, or if such an order is granted against the Company or if the Company offers its creditors in another manner a settlement or arrangement as aforesaid, due to its inability to meet its obligations on time, or a similar procedure has been conducted by the Company or towards the Company by the law applicable to the Company. With respect to this section, the abovementioned orders which were filed by any third party with the consent of the Company shall be deemed as orders filed by the Company. 8.1.3. If such an application to initiate proceedings as mentioned above or an application under Article 350 of the Companies Law is submitted against the Company (not with the Company's consent), or a similar proceeding pursuant to the foreign law applicable to the Company, against the Company (not with the Company’s consent) which was not dismissed or canceled within 45 days from the date of submission thereof, if submitted in Israel (hereinafter in this subsection only: the "Remedy Period"), or a similar procedure has been conducted by the Company or towards the Company by the law applicable to the Company. It should be clarified that the remedy period in respect of such

- 41 - application which will be submitted outside Israel will be 45 days from the date of its submission. 8.1.4. If the Company adopts a valid resolution for the liquidation thereof (other than liquidation for the purpose of a merger with another company as specified in Section 8.1.17 below), or a final liquidation order has been made by the court and/or if a trustee has been appointed for the Company, as defined in the Insolvency Law, or another office holder of similar characteristics, or a similar resolution has been made or a similar office holder has been appointed by the Company and/or towards the Company, in accordance with the Insolvency Law, or by the law applicable to the Company. 8.1.5. If a temporary liquidation order or a similar order per the applicable law has been granted or a similar order per the applicable law, and/or a temporary trustee has been appointed, as part of an order to initiate proceedings, as these terms are defined in the Insolvency Law, or a similar office holder who will be appointed by the applicable law, and/or any judicial decision of a similar nature has been rendered, and such order or decision were not dismissed or canceled within 45 days of the date of issuing the order or rendering the decision, as the case may be. Notwithstanding the aforesaid, the Company will not be provided any remedy period with respect to applications made or orders issued, as the case may be, by the Company or with its consent. 8.1.6. If an application has been filed for receivership or the appointment of a receiver (temporary or permanent) or any similar office holder who will be appointed by the applicable law for the Company or for a Material Property of the Company (as the term is defined below), or if an order has been issued for the appointment of a temporary receiver or a similar office holder who will be appointed by the applicable law, which was not dismissed or canceled within 45 days of the date of filing the application or issuing the order, as the case may be; or – if an order has been filed for a permanent receiver for the Company or for a Material Property of the Company (as the term is defined below) a similar order as per the applicable law. Notwithstanding the foregoing, the Company will not receive any cure period with respect to the requests or orders submitted or given, as the case may be, by the Company or with its consent. In this Deed: “Material Property of the Company” shall mean - a property or a number of cumulative properties of the Company or corporations held by the Company (according to the Company’s holdings percentage), the value of which, in accordance with the Company’s latest consolidated financial statements (audited or reviewed), on the date of an event, exceeds 45% of the total consolidated assets of the Company under these financial statements. 8.1.7. If an attachment is imposed or if an act of execution is carried out or a similar procedure as per the applicable law, in connection with a Material Property of the Company (as this term is defined in Section 8.1.6 above), and the - 42 - attachment is not rescinded, or the action is not cancelled, as the case may be, within 45 (forty-five) days following the imposition or execution thereof, as the case may be. Notwithstanding the foregoing, the Company will not be granted any remedy period in relation to the applications filed or orders issued, as the case may be, by the Company or with its consent. 8.1.8. If there is a real concern that the Company will not meet, or that the Company has failed to meet, its material obligations toward the holders of the Debentures (Series B). It is clarified that among the material obligations of the Company are included among other things the amounts of payments to the holders and the dates of the payments. 8.1.9. If the Company terminated or announced its intent to terminate the payment of its debts or ceased or announced its intent to cease to manage its business affairs, as they shall be from time to time. 8.1.10. If there was material deterioration in the Company’s business compared to its condition on the date of the initial offering of the Debentures (Series B) and there is a real concern that the Company would not be able to repay the Debentures (Series B) on time. 8.1.11. If an actual immediate repayment arose in another series of Debentures issued by the Company, which is listed for trading on a stock exchange (hereinafter in this section: “the Other Series”), or in another debt of the Company, the liability value of which exceeds 15% of the Company's total property listed in the consolidated balance sheet according to the recently published financial statements (audited or unaudited), or a debt of an affiliated company, in which the product of the holdings (in the final chain) in the said company of the value of the liability exceeds 15% of the Company's total property listed in the consolidated balance sheet according to the recently published financial statements (audited or unaudited) (hereinafter: “the Other Debt”). A non- recourse loan to a borrower, or a part thereof, shall for this purpose not be considered as Other Debt, as stated above. In this respect, it should be noted that in connection with another debt, for which the Company's liability was a result of a guarantee provided for the repayment of the said debt, the cause mentioned in Section 8.1.11 will be created only if the following conditions exist: (1) The Company's guarantee for debt repayment is not limited in amount or it is limited to an amount which is higher than the amount of the other debt (as defined above); and (2) the Company was requested to repay at least an amount which is higher than or equal to the said debt; if the above- mentioned conditions exist then the said cause shall apply, and this is from the date the Company was requested to pay the other debt in effect and not from the date of requesting immediate repayment, if these dates differ. 8.1.12. If the Company has not met any of the financial covenants in Sections 6.3 (1) until (4) (inclusive) above during two consecutive quarters. 8.1.13. If the Company performs a distribution contrary to the dividend limitation provisions, as set forth in Section 5.9 above; - 43 - 8.1.14. If the rating of the Debentures (Series B) by the Rating Agency will be reduced to a rating that is lower than BBB or a parallel rating. In the event that the Rating Agency is replaced, the Company shall submit to the Trustee a comparison between the rating scale of the replaced Rating Agency and the rating scale of the new Rating Agency. For purposes of this section below, it is emphasized that in the event that the Debentures (Series B) would be rated by more than one Rating Agency, the review of the rating with respect to the grounds for immediate repayment shall be conducted, any time, based on the lower rating. 8.1.15. If the Company sells to another / others the Bulk of the Company’s assets during two consecutive calendar quarters, and the prior consent of the Debentures (Series B) holders to the said sale is not received in a special resolution. For the purpose of this subsection – “Sale to Another” – sale to any third party, excluding a sale to corporations fully held by the Company, as well as excluding a sale the majority of the revenues thereof shall be used by the Company, within a period of six months after the date of completing the sale transaction, for the purchase of other property/properties characterized appropriately to the Company's field of business, as such shall be on the date of said sale; “Bulk of the Company’s Properties” – a property or a combination of several properties, the value and/or aggregate value of which (as applicable) in the last consolidated financial statements published prior to the occurrence of the relevant event exceeds 50% of the value of its properties in the consolidated balance sheet, based on the said financial statements. 8.1.16. If the Company breaches any of its undertakings in Section 5.10 above. 8.1.17. If a merger of the Company was performed without the prior approval of the holders of the Debentures (Series B) by a special resolution, unless the recipient entity (as applicable) warrants to the holders of the Debentures (Series B), including by means of the Trustee, at least 10 business days before the date of the merger, that there is no reasonable concern that because of the merger the recipient entity will not be able to meet its obligations to the holders of the Debentures (Series B). Nothing in this section shall derogate from the other grounds for immediate repayment that are granted to the Debenture Holders pursuant to Section 8.1 above and below. In addition, commencing a period of 30 days prior to the date of the planned merger, all the grounds enumerated in Section 8.1 shall also apply to the recipient entity as if it were the Company. With regard to sections the provisions of which arise from the Company’s financial statements, the review shall be conducted in relation to the financial statements of the recipient entity as these will be following the merger. - 44 - 8.1.18. If trading in the Debentures (Series B) on the TASE was suspended by the TASE, except for suspension on the grounds of ambiguity as stated in the fourth part of the TASE Regulations, and 60 days have elapsed from the date of suspension during which the suspension was not cancelled. 8.1.19. If the Company is wound up or liquidated for any reason whatsoever. 8.1.20. If the Company commits a fundamental breach of the terms of the Debentures (Series B) or the Deed of Trust, and if it turns out that a material representation of the Company’s representations in the Debentures or the Deed of Trust is incorrect or incomplete, and the Company has failed to remedy such breach within 7 business days of the date of receiving the notice. 8.1.21. If the Debentures (Series B) will cease to be rated for a period exceeding 60 days following reasons or circumstances under the control of the Company (in this regard, the non-performance of payments that the Company undertook to pay the Rating agency and the failure to provide reports and information reasonably required by the Rating agency within the engagement between the Company and Rating agency will be considered to be reasons and circumstances under the Company’s control). 8.1.22. If the Company expands the series of Debentures (Series B) or issues an additional debenture series, in violation of the provisions of Section 4 of the Deed of Trust. 8.1.23. If the Company ceases to be a Reporting Corporation, as it is defined in Section 1 of the Securities Law. 8.1.24. If the Company does not publish a financial statement as is it required to publish under any law or under the provisions of the Deed, within 30 days of the final date for the publication thereof as required. 8.1.25. If the Debentures (Series B) are delisted from the TASE. 8.1.26. If the Company breaches its commitment not to pledge all of its assets with a general floating pledge as stated in Section 6.2 above. 8.1.27. If the Company is no longer 100% held (indirectly, by chain) by the REIT Fund. 8.1.28. Upon the occurrence of any other event that constitutes a material breach and/or may cause material harm to the rights of the debenture holders. 8.1.29. If the Company takes a financial debt or credit contrary to the stated in Section 6 above, as applicable. 8.1.30. If a “Going Concern” comment is registered in the financial statements of the Company for a period of two consecutive quarters. 8.1.31. If any of the events specified in section 8.1.2 to 8.1.5 above occurred with respect to the Partnership and/or the REIT Fund.

- 45 - 8.1.32. If the REIT Fund acts in the Company operating segment (as described in Section 5.8 above) not through the Company, and without the consent of the Debenture Holders (Series B) granted by Special Resolution. 8.1.33. If the Company does not meet its undertaking specified in Section 5.4 above; 8.1.34. If the Company does not comply with the undertakings specified in section 5.6 above; 8.1.35. If the Company breaches any of its undertakings detailed in Section 5.5 above, in connection with the expense cushion or in connection with the interest cushion. 8.2. In the event of one of the instances set out in Sections 8.1.1 above the following provisions shall apply, as applicable: 8.2.1. Upon the occurrence of any of the events specified in Section 8.1 above, the Trustee shall be obligated to convene a general meeting of the holders of the Debentures (Series B), the date of which shall be 21 days after the date of invitation thereof (or a shorter date in accordance with the provisions of Section 8.2.5 below), and whose agenda will include a resolution regarding the immediate repayment of the outstanding balance of the Debentures (Series B) upon the occurrence of any of the events specified in Section 8.1 above, as applicable. The convening notice will specify that if the Company shall act in a manner that will eliminate and/or put an end to the event specified in Section 8.1 above for which the general meeting was convened, until the date of the general meeting, the convening of the general meeting of debenture holder will be canceled. 8.2.2. The holders’ resolution to declare the Debentures (Series B) due and payable shall be adopted at a meeting attended by holders of at least fifty percent (50%) of the nominal value of the outstanding Debentures (Series B), by a majority of holders of the outstanding par value of the Debentures participating in the vote or such majority at an adjourned meeting attended by holders of at least twenty (20%) of the aforesaid outstanding nominal value. 8.2.3. If as of the date of the meeting, any of the events specified in Section 8.1 above has not been cancelled or removed, and a resolution in the meeting of the Debentures (Series B) has been adopted in the manner stipulated in Section 8.2.2 above, the Trustee will be obligated, within a reasonable period of time and no later than two business days, to declare the outstanding balance of the Debentures (Series B) 8.2.4. A copy of the notice for convening the said meeting will be sent by the Trustee to the Company and the notice of a meeting shall constitute a prior written warning to the Company of the Trustee's intent to declare the Debentures due and payable as aforesaid. 8.2.5. The Trustee may, at its discretion, reduce the period of 21 days specified in Section 8.2.1 above if he deems it necessary to protect the rights of the holders - 46 - 8.2.6. The Trustee and/or the Holders will not call the Debentures for immediate repayment, until after the Company is provided within notice of its intention to do so; however, they will be entitled not to provide the Company with any notice if there is a concern that furnishing the notice will harm the possibility of calling the Debentures for immediate repayment. 8.2.7. If any of the subsections of Section 8.1 above stipulate a reasonable period in which the Company may take action or make a decision that will remove the grounds for immediate repayment, the Trustee or the holders may declare the Debentures due and payable as stated in Section 8, only if the period stipulated as aforesaid has elapsed and the grounds have not been removed; however, the Trustee may reduce the said period if it is of the opinion that it could materially prejudice the rights of the Holders. 8.2.8. For the avoidance of doubt, nothing in Section 8.2 above shall derogate from the powers of the Trustee to declare the Debentures (Series B) due and payable, at its discretion. 8.2.9. If the Company acts, at its sole discretion, to appoint an urgent representation of Bondholders (Series B) in the event of foreseen non-compliance with one or more of the financial covenants, the provisions stipulated in the Third Schedule to the Deed of Trust must be followed. 8.2.10. For the avoidance of doubt, it is clarified that the immediate repayment shall be based on the nominal value of the outstanding Debentures (Series B), including interest accrued on the principal amount, (and arrears interest, if applicable) while the interest will be calculated for the period beginning after the final day in respect of which interest was paid and ending on the immediate repayment date (the calculation of the interest for a portion of the year will be based on 365 days a year). 8.2.11. For the avoidance of doubt, it is clarified that the right of immediate repayment as aforesaid and/or declaring the Debentures due and payable shall not impair or prejudice any other or additional remedy available to the holders of the Debentures (Series B) or to the Trustee under the terms of the Debentures (Series B) and the provisions of this Deed or pursuant to any law and the decision not to call the Debentures due and payable upon the occurrence of any of the events listed in Section 8.1 above, shall not constitute a waiver of the rights of the Debenture Holders or the Trustee, as stated. 9. Claims and proceedings by the Trustee 9.1. In addition to any provision herein and as an independent authority, the Trustee may, at its discretion and without giving notice, adopt all such proceedings, including legal proceedings and applications for orders, as it finds fit and subject to the provisions of any law, to protect the rights of the holders of the Debentures (Series B) and enforce the Company’s duty to meet another obligation under the Deed of Trust. Nothing in the foregoing shall prejudice and/or derogate from the Trustee’s right to institute legal - 47 - and/or other proceedings, even if the Debentures (Series B) have not been declared due and payable, all with a view to protecting the holders of the Debentures (Series B) and/or for purposes of issuing any order with regard to Trusteeship matters and subject to the provisions of any law. Notwithstanding the provisions of this section, it is clarified that the right to declare the Debentures due and payable will arise only in accordance with the provisions of Section 8 above and not by virtue of this section. 9.2. Subject to the provisions of the Deed of Trust, the Trustee is entitled, but not obliged, to convene at any time, a general meeting of the holders of Debentures (Series B) in order to discuss and/or receive its instructions on any matter relating to the Deed of Trust. 9.3. Any time the Trustee is obligated under the terms of the Deed of Trust to take any action, including instituting proceedings or filing claims at the request of the holders of Debentures (Series B) as stated in this section, the Trustee is entitled, at its sole discretion, to delay the execution of any said action until such time as it receives instructions from the general meeting of the Debentures (Series B) holders in an ordinary resolution and/or instructions from the court how to act provided that the convening of the meeting or petition to the court takes place at the first possible date. For the avoidance of doubt, it is clarified that the Trustee is not entitled to delay the taking of actions or proceedings as stated in the case in which the delay may harm the rights of the Debentures (Series B) holders. 9.4. The Trustee may, subject to the provisions of Section 28 below, waive the same terms that it sees fit for upholding all or part of the undertakings of the Company. 9.5. The Trustee may, before taking any legal proceedings, convene a meeting of Bondholders (Series B) in order for the Holders to decide which proceedings to take to exercise their rights under this Deed, in an ordinary decision. Additionally, the Trustee may also again convene meetings of the Bondholders (Series B) for the receipt of instructions with respect to managing the proceedings as stated, in an ordinary resolution, provided that convening the meeting takes place on the first possible date under the provisions of the Second Schedule of the Deed of Trust and the delay of proceedings does not risk the rights of the Holders 10. Receipts held in Trust All the funds held by the Trustee, except for its fees, expenses, and repayment of any debt to it, in any way whatsoever, including but not only in consequence of declaring the Debentures due and payable, and/or as a result of proceedings instituted by it, if any, against the Company, shall be held by the Trustee in trust and shall be used for such purposes and according to the order of priorities as follows: First – for the settlement of all expenses, payments, levies, and obligations incurred by the Trustee, imposed on it, or caused in the course or in consequence of acts to execute the trust or otherwise, with respect to the terms of the Deed of Trust, including its fee (provided the Trustee does not receive its fee from the Company or from the Debenture Holders). Second – for the payment of any other amount pursuant to the “undertaking to indemnify” (as this term is defined in Section 26.1.6 below); Third – for the payment to the - 48 - holders of the Debentures from Series B who incurred payments pursuant to Section 26.4.2 below; The balance will be used, unless decided otherwise, in advance, and in a special resolution of a meeting of the holders of the Debentures (Series B), for such purposes and according to the following priorities: (a) First – to pay to the Debenture Holders the arrears of the interest due to them under the terms of the Debentures (Series B), pari passu and pro rata to the sums of principal payable to each of them, without preference or priority with respect to any of them; (b) Second - to pay to the holders of the Debentures (Series B) the arrears of the principal under the terms of the Debentures pari passu and pro rata to the amount of the principal in arrears payable to each of them, under the terms of the debentures, pari passu and pro rata to the sums of the principal in arrears, owed to them, without preference or priority with respect to any of them; (c) Third – to pay to the holders of the Debentures (Series B) the amounts of the interest owed to them under the terms of the Debentures held by them pari passu, whose payment date has not yet occurred, and pro rata to the sums payable to each of them, without preference as to the time priority of the issuance of the Debentures (Series B) by the Company or otherwise; (d) Fourth – to pay to the holders of the Debentures (Series B) the amounts of the principal owed to them under the terms of the Debentures they hold, pari passu, whether or not such amounts for the principal have become due and pro rata to the sums owed to them, without any preference as to the time priority of the issuance of the Debentures (Series B) by the Company or otherwise; (e) The surplus, if any, shall be paid by the Trustee to the Company or its successors, as applicable. Withholding tax will be deducted from the payments to the holders of the Debentures (Series B), to the extent that there is a requirement to deduct withholding tax under any law. It is clarified that if the Company was required to incur any of the expenses but failed to do so, the Trustee shall act to collect said amounts from the Company and if it succeeds in obtaining them they will be held by it in trust and will be used for the purposes and according to the order of priorities specified in this section. 11. Power to demand payment to the holders through the Trustee The Trustee may instruct the Company to transfer to the Trustee some of the payment which the Company is required to pay the Holders (hereinafter in this section: the "Relevant Payment") for the purpose of financing the proceedings and/or expenses and/or the Trustee’s fees pursuant to this Deed (hereinafter in this section: the "Sum of Financing") provided that Company did not bear the Sum of Financing itself and/or deposited the Sum of Financing with the Trustee in advance. The Company shall transfer the Sum of Financing to the Trustee no later than the date of the execution of the Relevant Payment. The Company is not entitled to refuse to act in accordance with said notice and it shall be deemed to have fulfilled its obligations to the Holders if it proves that it has transferred the full Sum of Financing to the Trustee as aforesaid. It should be noted that the financing amount shall only be deducted from the interest payments (and none from the principal).

- 49 - Until no later than four trading days before the record date to perform the Relevant Payment of which the Sum of Financing will be deducted an Immediate Report will be published, detailing the Sum of Financing, its designation, and the updated sums of interest and interest rate that will be paid to the holders in accordance with the Relevant Payment. In addition, the Company shall specify in the said Immediate Report that the Sum of Financing that will be transferred to the Trustee will be considered as a payment to the Debenture Holders, for all intents and purposes. The Sum of Financing that the Trustee will be allowed to instruct the Company to give over as aforementioned in this section, and provided that there was not prior holders decision with this regard (including decision regarding commencing proceedings and/or taking action for which the Sum of Financing is needed) will be limited at NIS 500,000 (VAT added). Nothing in the foregoing shall relieve the Company of its obligation to incur the expenses and fees as aforesaid where it is required to incur them under this Deed or pursuant to any law. In addition, nothing in the foregoing shall derogate from the Trustee’s duty to act reasonably to obtain the Sum of Financing due to the Holders from the Company. 12. Power to withhold distribution of funds Notwithstanding the provisions of Section 10 above, in the event that the monetary sum obtained in consequence of the institution of proceedings as aforesaid, which at any time is available for distribution, as set out in Section 10 above, is less than NIS 1 million, the Trustee shall not be obligated to distribute same, and it may invest such sum, in whole or in part, in such investments as are permitted. Where such investments, including accruals thereon, together with other funds received by the Trustee, total such amount as is sufficient to pay the aforementioned amount, the Trustee shall pay the same to the Holders in accordance with the order of priorities set out in Section 10 above. In the event that by the earlier of either the date of payment of the interest and/or principal or a reasonable period of time after receipt of the monetary amount, the Trustee does not have a sufficient sum to pay at least NIS 1 million, the Trustee may distribute the funds held by it to the Debenture Holders. Notwithstanding the foregoing in this Section 12 above, the holders of the Debentures (Series B), according to the resolution adopted by them, may instruct the Trustee to pay them the distributable funds obtained by the Trustee as set forth in Section 10 above, even if the sum total is less than NIS 1 million even if the time for payment of principal and/or interest has not arrived under the terms of the Debentures, subject to the provisions of the TASE Regulations and its guidelines as shall be in effect at the time. Notwithstanding the foregoing, the Trustee’s fees and the Trustee’s expenses will paid from the said funds when they become due (with respect to the expenses already paid to the Trustee, the Trustee will be reimbursed for said expenses immediately when the funds are obtained by the Trustee) even if the amounts obtained by the Trustee are less than NIS 1 million. 13. Notice of distribution The Trustee shall give notice to the holders of the Debentures (Series B) of the date and the place of effecting any payment of the installments set out in Sections 10 and 12 above, in a - 50 - prior 14 days' notice to be delivered to them in the manner designated in Section 27 below. After the date designated in the notice, the holders of the Debentures (Series B) shall be entitled to interest thereon at the rate designated in the Debentures, only in respect of the outstanding balance of the principal (if any), after deduction of the amount paid, as aforesaid. 14. Failure to pay for reasons out of the Company’s control 14.1. Any amount due to the holders of the Debentures (Series B) which was not paid on the date prescribed for its payment, for a reason that is out of the Company’s control, while the Company was willing and able to pay said amount in full and on time (hereinafter: the "Impediment", shall cease to bear interest from the date designated for its payment and the holders of the Debentures (Series B) will only be entitled to the amount he was entitled to on the date prescribed for repayment thereof on account of the principal or the interest. 14.2. The Company shall deposit with the Trustee, on the earliest possible date after the date designated for payment and no later than 14 days of the date designated for payment, the sum of the installment not paid in a timely fashion, as set out in Section 14.1 above, and shall give notice in writing according to the addresses available to it, if any, to the holders of the Debentures (Series B), of such deposit, and such deposit shall be deemed as settlement of such installment, and, in the event of settlement of everything owing for the Debenture, also as redemption of the Debentures (Series B) by the Company. The above will not derogate from the Company’s obligations to bear the fees and expenses of the Trustee, all in accordance with the provisions of this Deed. 14.3. Any amount held by the Trustee in trust for the holders shall be deposited by the Trustee in a bank and held by it, in its name or on its behalf, at its discretion, in permitted investments as set forth in Section 17 below. If the Trustee did same it will owe the holders, in respect of said amounts, only the proceeds from the disposal of the investments less the expenses related to said investments, including for the management of the Trust Account and less its fees and mandatory payments, and it shall pay same to the holders against such certifications as shall be required by it to its satisfaction. Once the Trustee receives notice from the holder that such Impediment has been lifted, the Trustee shall transfer to the holder all the funds accumulated in the deposit as a result of the disposal of the investment, net of all the reasonable expenses including the Trust Account management fees and net of its fees and any applicable tax under the law. Payment shall be effected against the presentation of certifications, which are acceptable by the Trustee, regarding the holder’s right to receipt thereof. 14.4. The Trustee shall hold such funds and shall invest them according to the provisions of Section 17 below, up to the end of one year from the final settlement date of the Debentures (Series B). After such date, the Trustee shall return such amounts to the Company, including profits arising from their investment, less its reasonable expenses and less its fees and other expenses which were expended in accordance with the provisions of this Deed (such as payment to service providers, etc.), and the Company shall hold such amounts in trust for the holders of the Debentures (Series B) that are entitled to such sum for a period of up to seven (7) years from the date of final - 51 - repayment of the Debentures (Series B), and with respect to the sums transferred to it by the Trustee, as aforesaid, the provisions of Subsection 14.3 above shall apply to it, mutatis mutandis. Funds that are not claimed from the Company by the holders of the Debentures (Series B) at the end of seven years (7) from the date of final repayment of Debentures (Series B), shall be transferred to the Company’s possession, after 30 days from the date of delivering a written notice to the said holders by the Company, according to the addresses in its possession, if any, and it may use the remaining funds for any purpose whatsoever, all in accordance with the statutes of limitation. As soon as the amounts as returned to the Company the Trustee will not owe the holders of the Debentures (Series B) any payment in respect of the amounts held by it as aforesaid. 14.5. The Company shall confirm to the Trustee, in writing, the return of the amounts as stated in Section 14.4 above and the receipt thereof on behalf of the holders of the Debentures (Series B), and shall indemnify the Trustee for any claim and/or expense and/or damage of any type whatsoever incurred by it, in consequence of, and due to, the transfer of the funds as aforesaid, unless the Trustee has acted negligently, in bad faith or maliciously. 15. Receipt from the Debenture Holders and from the Trustee 15.1. A receipt from a holder of the Debentures (Series B) or written confirmation by the TASE member of the transfer for any payment on account of the principal and the interest paid to him by the Trustee, in connection with the Debenture, shall serve as absolute exemption of the Trustee in connection with the performance of the payment of the sums designated in the receipt. 15.2. A receipt from the Trustee as to the deposit of the amounts of the principal and the interest with it, for the benefit of the holders of the Debentures (Series B), shall be deemed as a receipt from the holders of the Debentures (Series B) for purposes of the provisions of Section 15.1 above, with respect to the exemption of the Company in connection with the performance of the payment of the sums designated in the receipt. 15.3. Funds distributed as aforesaid in Sections 10 and 12 above, shall be deemed as payment on account of the repayment of the Debentures (Series B). 16. Presentation of a Debenture to the Trustee; Registration with respect to partial payment 16.1. The Trustee is entitled to request the holders of the Debentures (Series B) to present, to the Trustee, upon the payment of any interest or partial payment of principal and interest, the Debenture certificates (Series B) in respect of which the payments are made. The holder of the Debenture (Series B) will be required to present said Debenture certificate provided this will not obligate the holders of the Debentures (Series B) to incur any payment and/or expenses and/or impose any responsibility and/or liability on the holders of the Debentures (Series B). 16.2. The Trustee may register, in the Debenture (Series B) certificate, a note with respect to the sums paid as aforesaid and as to the date of payment thereof. - 52 - 16.3. The Trustee may, in any special case, at its discretion, waive the presentation of a debenture certificate (Series B), after an indemnity undertaking and/or sufficient security, to its satisfaction, has been given to it by the holders of the Debentures (Series B), for damages liable to be caused due to failure to register such note, all as it deems fit. 16.4. Notwithstanding the aforesaid, the Trustee may, at its discretion, keep records in any other manner, with respect to such partial payments. 17. Investment of Funds All funds which the Trustee may invest under this Deed of Trust, shall be invested by it, in accounts of one of the four leading banks in Israel, provided the bank’s rating does not drop below AA, in its name or to its order, provided it invests the funds in bank deposits, treasury bills issued by the Bank of Israel and/or government bonds issued by the Bank of Israel. If the Trustee did same it will owe the holders, in respect of said amounts, only the proceeds from the disposal of the investments less its fees and expenses, less the fees and expenses related to the said investment and the management of the trust accounts and less the mandatory payments that apply to the Trust Account, and with respect to the remainder of said funds, the Trustee shall act in accordance with the provisions of Sections 12 and/or 14 above, as the case may be. 18. The Company’s undertakings to the Trustee The Company hereby undertakes to the Trustee, and the Debenture Holders so long as the Debentures (Series B) have not been repaid in full, as follows: 18.1. To continue to conduct the Company’s business in an efficient and appropriate manner. 18.2. To maintain orderly books of account in accordance with accepted accounting principles, to maintain the books and documents used as their references (including deeds of pledge, mortgage, accounts, and receipts) in its offices, and to allow the Trustee and any authorized representative of the Trustee to review, no later than 5 business days from the date of request of the Trustee, to be coordinated in advance with the Company, any book and/or document, as aforesaid, which the Trustee requests to review. In this context, an authorized representative of the Trustee means a person designated by the Trustee for the purpose of such review, by means of a written notice on the part of the Trustee, to be given to the Company prior to the review as aforesaid, subject to an undertaking of confidentiality as specified in the provisions of Section 31.12 below. To the extent possible, considering the nature and circumstances of the matter, the Company shall act to enable the right of inspection, as stated in this section above, in Israel, including the transfer of materials via any medium 18.3. To notify the Trustee in writing, as soon as reasonably possible, and no later than one business day after learning, of any event of imposition of an attachment and/or an

- 53 - execution action carried out on a Material Property of the Company(as this term is defined in Section 8.1 above), and in the event of appointment of a receiver, a special administrator and/or temporary or permanent liquidator and/or a Trustee for a Material Property of the Company (as this term is defined in Section 8.1 above), a, who were appointed as part of a motion for suspension of proceedings pursuant to Section 350 of the Companies Law and/or any other similar office holder against the Company, and to take, at its expense, all measures required to remove such attachment or to cancel the receivership, liquidation or administration, as the case may be. 18.4. To advise the Trustee in writing, immediately upon the Company learning of, no later than one trading day: (1) the occurrence of any of the events set out in the subsections of Section 8.1 above; (2) probable concern by the Company that one or more of the cases enumerated in the subsections of Section 8.1 above may occur. The provisions of this section and all of its subsections shall be implemented by the Company without taking into account the securities treatment and waiting period set forth in Section 8.1 above, if any. 18.5. To deliver to the Trustee a signed written notice by the chief financial officer of the Company, no later than 5 business days from the date of the Trustee's request, of the performance of any payment to the Debenture Holders and the remaining amounts which the Company owes, on that date, to the Debenture Holders, after the performance of the above payment. 18.6. To deliver to the Trustee, immediately upon receipt thereof, any report that it is required to submit to the Securities Authority, an immediate report via the Magna system and any report or information that will be published (in full) by the Company on the Magna system shall be deemed to have been delivered to the Trustee. Notwithstanding the aforesaid, at the Trustee’s request, the Company shall deliver to the Trustee a printed copy of the report or information as aforesaid. 18.7. To deliver to the Trustee copies of notices and invitations issued by the Company and/or the Trustee to the Debenture Holders, as stated in Section 27 of this Deed. 18.8. To cause the chief financial officer of the Company to provide the Trustee and/or such persons as he may instruct, not later than 10 business days of the demand of the Trustee, any explanation, document, calculation or information regarding the Company, its business and/or assets, which shall be reasonably required, at the Trustee’s discretion, for the purpose of reviews conducted by the Trustee to protect the Debenture Holders. 18.9. To invite the Trustee to attend general meetings (whether annual general meetings or extraordinary general meetings of shareholders of the Company) of shareholders of the Company (with no participation or voting rights) that shall take place in Israel. The publication of an invitation to a general meeting of shareholders of the Company via the Magna system shall be deemed as invitation of the Trustee for purposes of this section. For as long as the Company is a debenture company as defined in the Companies Law - to provide the Trustee with signed minutes of shareholders meetings within one business day of the date of signing said minutes. - 54 - 18.10. As long as the Debentures (Series B) have not been repaid in full, to provide the Trustee with the following reports: 18.10.1.1. Audited annual financial statements of the Company, and reviewed quarterly financial statements of the Company, no later than the dates designated therefor in accordance with the Securities Law, even if the Company ceased to be a Reporting Corporation. 18.10.1.2. If and as long as the Company is a public company, as it is defined in the Companies Law – a copy of each document transmitted by the Company to its shareholders or to the Debentures Holders and details of any information transmitted to them by the Company by other means, including any report submitted by law to the Securities Authority (immediate reports), immediately upon its publication. As long as the Company is a private company that is a debenture company – to provide the Trustee with a copy of each document transmitted by the Company to the Debentures Holders and details of any information transmitted to them by the Company by other means, including any report submitted by law to the Securities Authority (immediate reports), immediately upon its publication. 18.10.1.3. To provide the Trustee, at its first written request, with written confirmation signed by an accountant that the payments to the debenture holders were made on time, and the balance of the par value of the Debentures in circulation. 18.10.1.4. If the Company ceased to be a Reporting Corporation, the Company shall provide with the Trustee, in addition to the provisions of Sections 18.3 to 18.10 above and Section 18.11 below, annual, quarterly and immediate reports, as specified below, signed by the CEO and the Chief Financial Officer of the Company, as well as additional reports as such are required in accordance with the provisions of the Consolidated Circular, as the case may be: (a) An annual report that includes the information specified in Appendix 5.2.4.8 to Chapter 4 of Part II (Management of Investment Assets and Provision of Credit) Title 5 (Principles of Business Management) of the Consolidated Circular, no later than 60 days from the date in which the Company would have been required to publish its financial statements had it been a Reporting Corporation; (b) A quarterly report that includes the information specified in Appendix 5.2.4.9 to Chapter 4 of Part II (Management of Investment Assets and Provision of Credit) Title 5 (Principles of Business Management) of the Consolidated Circular no later than 30 days from the date in which the Company would have been required to publish its financial statements had it been a Reporting Corporation; (c) An immediate report upon the occurrence of any of the events specified in Appendix 5.2.4.10 to Chapter 4 of Part II (Management - 55 - of Investment Assets and Provision of Credit) Title 5 (Principles of Business Management) of the Consolidated Circular. The report will be published on the date in which the Company would have been required to report the event pursuant to Regulation 30(B) of the Reports Regulations or any regulation that replaces it. 18.11. To deliver to the Trustee, upon his request, a declaration and/or declarations and/or documents and/or details and/or additional information on the Company (including explanations, documents, and calculations regarding the Company, its business or assets) and to instruct its accountant and its legal consultants to do same, upon reasonable request in writing by the Trustee, and this - no later than 10 business days from the date of request by the Trustee, if, in the Trustee’s reasonable opinion, the information is required by the Trustee to exercise the powers and authority of the Trustee and/or his representative under the Deed of Trust, including information that could be essential in protecting the rights of the Debenture Holders provided the Trustee acted in good faith, and subject to the confidentiality undertaking, as stated in Section 31.12 below. 18.12. To deliver to the Trustee all the reports or notices as specified in Section 35J of the Law. 18.13. No later than 7 business days after the publication of the Company’s annual or quarterly financial statements, as the case may be, the Company shall furnish to the Trustee a written detailed confirmation, worded in a manner that will satisfy his request, signed by the chief financial officer, with the addition of an active Excel file, regarding the Company’s compliance or noncompliance with any of the financial covenants set forth in Section 6.4 of this Deed, together, with the detailed relevant calculation in connection with each financial covenant. 18.14. No later than 7 business days after the publication of the Company’s quarterly financial statements, and as long as this Deed of Trust is in effect, the Company shall furnish to the Trustee, a written confirmation by the Company, signed by authorized signatories on its behalf as well as its Chairman of the Board of Directors and/or general manager, that during the period from the date of the Deed and/or the date of the previous confirmation delivered to the Trustee, whichever is later, and until the date of the confirmation, the Company was not in violation of this Deed and the terms of the Debentures (Series B), unless it expressly states otherwise. 18.15. On April 10 of each year, for the previous calendar year, and as long as this Deed of Trust is in effect, the Company shall deliver to the Trustee, a written confirmation signed by the chief financial officer of the Company with regard to interest payments and/or payments on account of the principal, in connection with the Debentures (Series B), which became due prior to the date of confirmation, and the date of payment, and the balance of nominal value of outstanding Debentures (Series B) as of the date of confirmation; as well as confirmation by a director of the Company and by its general manager, that on the year ended December 31 the Company was not in breach of the terms and restrictions stipulated in the Deed of Trust (including specific terms and restrictions in the Deed and in the Debentures, which the Trustee shall ask the - 56 - Company to address in the confirmation), unless expressly stated otherwise in the said confirmation. 18.16. Inform the Trustee in writing of any change in its name or address, no later than two trading days from date of the implementation of the change. It is clarified that reporting via MAGNA system will constitute a reporting to the Trustee, for the purposes of this section. 18.17. The Trustee may instruct the Company to report forthwith on the Magna system, in the Trustee’s name, any report the wording of which shall be delivered in writing by the Trustee to the Company, and the Company shall be obligated to report the same forthwith. 18.18. The Trustee will keep in confidence all information provided thereto under this section, will not disclose it to another and will not make any use thereof, unless its disclosure or use is required for the purpose of fulfilling its role as Trustee according to the Law, according to the Deed of Trust, or according to a court order, or for protection of the rights of the Debenture Holders 18.19. The Company shall notify the Trustee of non-compliance with any foreign covenant as soon as possible and no later than 2 business days from the day in which the Company’s non-compliance with the foreign covenant began or within 2 business days from the date on which it was notified by an associate of the non-compliance with any foreign covenant, as the case may be, and the expected repercussions of such non- compliance pursuant to the Company’s agreements with such entity. It is clarified that if the Company fails to comply with a foreign covenant and a grace period is provided for the purpose of compliance with the foreign covenant, such grace period shall not be deemed, for purposes of this section only, as compliance with the covenant and the Company shall notify the Trustee of non-compliance with the foreign covenant as aforesaid. For purposes of this section – “Foreign covenant” – a material financial covenant of the Company and of an affiliated company of the Company, pursuant to an agreement with a financial institution or with another entity that provided material credit to the Company, and to the affiliated company. “Material financial covenant” – a financial covenant in respect of which non- compliance constitutes grounds for declaring the debt due and payable. “Material credit” – credit that constitutes at least 10% of the total of the Consolidated Equity Capital of the Company (including minority interest). For the purposes of an affiliated company – credit, the amount of which multiplied by the Company’s percentage holding (through a chain of holdings) constitutes at least 10% of the Company’s consolidated Equity Capital (including minority interests). Notwithstanding the provisions of Section 27 below, the Company shall give the Trustee written notice of non-compliance with the foreign covenant in addition to any immediate report that the Company will publish on the matter, if any.

- 57 - 18.20. The Company undertakes to provide to the Trustee the following authorizations, as applicable: 18.20.1 Regarding Section 3.2 above: If an Associated Person (as defined in Section 3.2 above) should purchase and/or sell Company debentures, the Company shall deliver to the Trustee, on demand, the list of Associated Persons and the quantities held thereby on the date on which the Trustee requests it, in accordance with the reports received, as mentioned above, from Associated Persons, and that have been reported in the MAGNA system by the Company. It is clarified that reporting in the MAGNA system shall constitute a report to the Trustee, for the purpose of this Section. 18.20.2 With respect to the authorizations required for the Expansion of a Series or the issuance of a new series, see Section 4.3 and 4.11 above. 18.20.3 No later than 15 days after the date of issuance of Debenture (Series B) in accordance with the Shelf Prospectus report and/or after the date of Series Expansion, the Company shall provide the Trustee with a true certified copy of the Debenture Certificate. 18.20.4 For the purpose of Section 5.5 above: Around the time of the first issuance of the debentures as well as on any date of interest completion, the Company shall provide the Trustee with a calculation signed by the Company's senior financial officer in regard to the current amount of interest cushion as of that date (as such term is defined in Section 5.5.1 above). 18.20.5 With respect to the authorizations required to make a distribution, see Section 5.9 above. 18.20.6 For the purpose of Section 6.2.3 above: the Company will provide the Trustee no later than 5 days after signing this Deed with the opinion of an attorney specializing in the laws of the British Virgin Islands applicable to the Company, in accordance with which there is no legal obligation in the British Virgin Islands to record a negative pledge as specified in Section 6.2 above in accordance with the laws of the British Virgin Islands. the Company will provide the Trustee, on January 31 of each year, with an authorization from an attorney specializing in the relevant law applicable to the Company, in accordance with which as at the date of December 31 of the ending calendar year, the Company did not record in the registers thereof and/or any other registry conducted under the relevant law, any pledge in favor of a party contrary to its undertaking thereof in Section 6.2.1 above. To the authorization of the attorney shall be attached a certificate from the register conducted in this matter in accordance with the law applicable to the Company. 18.20.7 With respect to Section 6.5 above: the Company will provide the Trustee with approval from the senior office holder in the Company’s financial department, at the end of April of each year, that the Company has complied with its liabilities under Section 6.5 above regarding taking credit from non- Israeli financial institutes. - 58 - 18.20.8 With respect to Section 6.3 above: the Company shall provide the Trustee with authorization from the senior financial officer in the Company, together with the relevant calculations in an active Excel file, with respect to the compliance with the financial covenants in Section 6.3 above, no later than 7 business days from the date of publication of the financial statements of the Company. The Company undertakes to inform the Trustee and the holders of the Company’s Debentures (Series B) regarding any breach of liability to any financial creditor, and it shall not constitute grounds for immediate repayment, without derogating from the provisions of Section 8.1 above. 19. Additional undertakings 19.1. To the extent that the Debentures are declared due and payable, as defined in Section 8 above, the Company shall perform, from time to time and any time it is required by the Trustee, all the reasonable acts to enable the exercise of the powers vested in the Trustee, and in particular, the Company shall take the following actions, no later than seven business days from the date of request by the Trustee: 19.1.1. To pay the Debenture Holders and the Trustee all of the amounts owed to them under the terms of the Deed of Trust, whether the charge date for them has transpired or otherwise (“acceleration”), within seven days from the date of notice of the Trustee to the Company. 19.1.2. Make the statements and/or sign all the documents and/or execute and/or cause the execution of all the necessary or required actions by law, in order to validate the exercise of the powers and authority of the Trustee and/or its representative under this Deed of Trust. 19.1.3. Give all the notices, instructions and orders that the Trustee considers beneficial and requires the same for the purpose of implementing the provisions of the Deed of Trust. 19.2. For purposes of this section – a signed written notice by the Trustee, confirming that an action required by it, within its powers, is a reasonable action, shall constitute prima facie evidence. 20. Agents 20.1. The Company hereby irrevocably appoints the Trustee as its agent, to execute and carry out in its name and in its stead, all the actions that it will be required to carry out under the terms of this Deed, and in general to act in its name in relation to the actions that the Company is obligated to carry out under this Deed and has not carried out or to exercise some of the powers it holds, and to appoint any other person as the Trustee deems fit to perform its duties under this Deed, provided the Company has not carried out the actions it is required to carry out under the terms of this Deed within a - 59 - reasonable period of time as determined by the Trustee, as of the date of the Trustee’s instruction, and provided it acted reasonably. 20.2. An appointment as stated in Section 20.1 above shall not obligate the Trustee to take any action and the Company hereby exempts the Trustee and its representatives in the event that they do not take any action, and the Company hereby waives any claim toward the Trustee and its representatives in respect of any damage that was incurred or may be incurred to the Company directly or indirectly, in respect of that, on the basis of any action that was not taken by the Trustee and its representatives as aforesaid. 21. Other Agreements Subject to the provisions of the Law and the restrictions imposed on the Trustee under the law, the fulfillment of its role as Trustee, under this Deed, or its very status as Trustee, shall not prevent the Trustee from entering into various agreements with the Company, or entering into transactions with the Company in the ordinary course of its business. It should be noted that the Trustee will not be able to enter into an agreement with the Company as aforesaid if this creates a conflict of interest with its tenure as Trustee for the Debenture (Series B) Holders. 22. Trusteeship reports 22.1. The Trustee shall be required to submit a report with regard to the acts performed by it in accordance with the provisions of Section 35H (1) of the Securities Law. 22.2. Until June 30 of each year the Trustee shall prepare an annual report on trust affairs (hereinafter – “the Annual Reports”). The annual report shall include a report of irregular events in connection with the Trusteeship that occurred in the past year. 22.3. The Trustee will publish (itself or through the Company at the Trustee’s request) the annual report on the Magna system. 22.4. If the Trustee learns of a material breach of the terms of this Deed and/or the terms of the Debentures (Series B) of the Company, on the part of the Company, as from public reports issued by the Company or the Company’s notice to the Trustee pursuant to Section 18.4 above, it will notify the holders of the Debentures (Series B) of such breach and the steps taken by the Trustee to prevent it or to enforce the Company’s compliance with the obligations, as the case may be. Such duty shall not apply if this is an event that was published by the Company under the law. Such duty of the Trustee is subject to its knowledge of the said breach. 22.5. Upon the request of the Holders of over five percent (5%) of the balance of the par value of the Debentures (Series B), the Trustee will deliver to the Holders data and details with respect to the expenses thereof in connection with the trust at the subject of the Deed of Trust. 22.6. The Trustee will be obliged to submit a report of the activities it has performed under the provisions of Chapter E1 of the law by a reasonable request of the holders of at least ten percent (10%) of the outstanding nominal balance of the Debentures within - 60 - a reasonable time from the date of the request, subject to the confidentiality undertakings of the Trustee to the Company as specified in Article 35j (D) of the Law. 22.7. As of the signing of this Deed, the Trustee declares that it is insured with professional liability insurance in the amount of NIS 40 million for the period (hereinafter: the “Coverage Amount”). If before the full payment of the Debentures (Series B), the coverage amount is reduced from the amount of NIS 32 million for any reason, the Trustee will update the Company no later than seven business days from the date on which it was made aware of the said reduction from the insurer in order to publish an immediate report on the matter. The provisions of this section will apply by the date of the entry into force of the Regulations to the Securities Law that address the obligation for the Trustee’s insurance coverage. After the entry to force of the Regulations as stated, the Trustee will be required to update the Company only in the case in which the Trustee does not meet the requirements of the Regulations. 22.8. The Trustee will update the Company of any report submitted under this Section 22, inasmuch as this does not harm the holders' rights. 23. Remuneration of the Trustee and reimbursement of its expenses The Company shall pay the Trustee a fee as specified in Appendix 23 of this Deed. 24. Special powers 24.1. The Trustee will be entitled to deposit all the deeds and documents which evidence, represent and/or specify its right under this Deed including in connection with any asset held by it at the time, in a safe and/or at another place it may choose, with any banker and/or bank and/or with an attorney. 24.2. The Trustee may, as part of the execution of the Trust affairs under this Deed, to enlist the opinion and/or advice of any attorney, accountant, appraiser, assessor, surveyor, mediator or other specialist (hereinafter – “the Consultants”) and to act in accordance with its conclusions, whether such opinion or advice has been prepared at the request of the Trustee and/or at the Company, and the Trustee shall not be responsible for any loss or damage caused in consequence of any act and/or omission performed by it, on the basis of such advice or opinion, unless a peremptory judgment has determined that the Trustee has acted with gross negligence and/or in bad faith and/or maliciously. The Company shall incur the expenses of employing the Consultants who are appointed as aforesaid, provided, insofar as necessary under the circumstances of the matter and to the extent that this shall not prejudice the rights of the holders, that the Trustee gives the Company prior notice of its intent to obtain such expert opinion or advice. 24.3. Any such advice and/or opinion may be given, forwarded or received by means of a letter, telegram, facsimile and/or any other electronic means for transmission of information, and the Trustee shall not be responsible for any acts performed by it on the basis of any advice and/or opinion and/or information transmitted in one of the

- 61 - aforesaid manners, notwithstanding that it contained errors and/or was not authentic, unless such errors could have been detected under a reasonable examination. 24.4. Subject to any law, the Trustee shall not be obligated to inform any party of the signing of the Deed of Trust and may not intervene in any way whatsoever in the management of the Company or its affairs, unless it is pursuant to the authority vested in the Trustee under this Deed. Nothing stated in this section shall limit the Trustee in the actions it is required to perform under the Deed of Trust. 24.5. The Trustee shall use the trust, powers, authorizations, and authorities conferred on it under this Deed, at its absolute discretion and subject to the other provisions of this Deed. In doing so, it shall not be responsible for any damage and/or loss and/or expense caused to the Company and/or the Debenture Holders and/or which they will have to incur in consequence of any act and/or omission performed by the Trustee, including as a result of errors in judgment, unless a peremptory judgment has determined that the Trustee has acted with negligence or in bad faith or maliciously or in violation of the provisions of this Deed, all subject to and in accordance with the statutory provisions. 24.6. Unless explicitly set forth otherwise in the Law or the provisions of this Deed of Trust, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company's ability to meet its obligations to Bondholders, comes to its attention, and this is not its role. 25. The Trustee’s power to engage agents The Trustee may, as part of the management of trust affairs, appoint an attorney or other agent/s to act in its stead, inasmuch it shall not harm the rights of the Debentures (Series B) Holders, in order to perform or participate in the performance of special acts to be performed with respect to the trust and pay a fee to any such agent, and, without derogating from the generality of the foregoing, institution of legal proceedings. The Trustee shall also be entitled to pay, at the Company’s expense, the fees of any such agent including by deducting the payment from the funds received by it and the Company shall reimburse the Trustee immediately upon its first request for any such expense, all provided the Trustee gave the Company advance notice regarding the appointment of agents as aforesaid insofar as it is possible under the circumstances and to the extent that this will not prejudice the rights of the holders. It is clarified that the appointment of said agent shall not release the Trustee from any responsibility for its actions and for the actions of its agents. 26. Indemnification of the Trustee 26.1. The Company and the debenture holders (on the relevant effective date as provided in Section 26.6 of the Deed of Trust, each in respect of their undertaking as provided in Section 26.4 of the Deed of Trust) hereby undertake to indemnify the Trustee and all its officers, employees and any proxy or expert who appoints or will be appointed by - 62 - the Trustee as per the provisions of this Deed of Trust and/or per resolution made in the meeting of the Debentures (Series B) holders, based on the provisions of this Deed of Trust (hereinafter: "parties entitled to indemnification"): 26.1.1. For any damage and/or loss and/or for any monetary charge under any judgment (for which no stay of execution was granted) or under any completed settlement (and insofar as the settlement relates to the Company, the Company gave its agreement thereto), arising from actions that were performed by the parties entitled to indemnification or which they are required to perform under the provisions of this Deed and/or by law and/or by order of a competent authority and/or in accordance with any statute and/or upon the demand of the holders of Debentures (Series B) and/or upon the Company's demand and/or under their role according to this Deed; and 26.1.2. For the fee of the parties entitled to indemnification and expenses which they incurred and/or are about to incur, and for any damage and/or loss caused to them due to actions which they performed or are required to perform under the provisions of this Deed and/or by law and/or by order of a competent authority and/or in accordance with any statute and/or upon the demand of the holders of Debentures (Series B) and/or upon the Company's demand and/or in connection with the exercise of powers and authorizations conferred by this Deed and in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, claims and demands relating to any matter and/or thing done and/or not done in any way in connection with the subject matter hereof and/or under their role according to this Deed. All the above on condition that: 26.1.3. The parties entitled to indemnification do not demand to be indemnified in advance in a matter that cannot be delayed (without prejudice to their right to retroactive indemnification); 26.1.4. It was not determined in a peremptory rule that the parties entitled to indemnification acted in bad faith and the action was done outside the framework of their duties, not in accordance with the statutory provisions and/or not in accordance with this Deed of Trust; 26.1.5. It was not determined in a peremptory rule that the parties entitled to indemnification were negligent; 26.1.6. It was not determined in a peremptory rule that the parties entitled to indemnification acted maliciously; The indemnification rights under this Section 26.1 are hereinafter referred to as the "Indemnification Right" Or the “Indemnification Undertaking”. It is agreed that in the event it is alleged against the parties entitled to indemnification that: (1) they acted in bad faith, or outside the framework of their duties, or not in accordance with the statutory provisions or the Deed of Trust; and/or (2) were negligent; and/or (3) acted with malice – the parties - 63 - entitled to indemnification shall be entitled, immediately upon demand, to payment of the amount of the Indemnification Undertaking. However, where it has been determined in a peremptory rule that the parties entitled to indemnification did in fact act in the manner alleged against them as set forth above, they shall refund the amounts of the Indemnification Undertaking that were paid to them. 26.2. Without derogating from the compensation rights granted to the Trustee by law and subject to the provisions of this Deed and/or the Company's obligations under this Deed, the parties entitled to indemnification may be indemnified out of the monies received by the Trustee from proceedings instituted by it, with respect to obligations which they assumed, with respect to reasonable expenses which they incurred in connection with the performance of the trust or in connection with such actions as in their opinion were required for said performance and/or in connection with the exercise of the powers and authorizations conferred by this Deed and in connection with all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, claims and demands relating to any matter and/or thing done and/or not done in any way in connection with the subject matter hereof, and the Trustee may withhold the monies held by it and pay out of them the amounts necessary for the payment of such indemnification. All the above amounts shall have priority over the rights of the holders of Debentures (Series B), subject to any statutory provisions and provided that the Trustee acted in good faith and in accordance with the duties imposed on it by any statute and by this Deed. For purposes of this section, an action of the Trustee that was approved by the Company and/or the debenture holders shall be deemed an action that was reasonably required. 26.3. Without derogating from the validity of the indemnification undertaking in Section 26.1 above, where the Trustee is obligated by the terms of the Deed of Trust and/or by law and/or by order of a competent authority and/or in accordance with any statute and/or upon the demand of the holders of Debentures (Series B) and/or upon the Company's demand to do any action, including but not limited to the institution of proceedings or the filing of claims upon the demand of the holders of Debentures (Series B), the Trustee may abstain from taking any such action until it receives from the Company, to its satisfaction, a monetary deposit in the amount required to cover the indemnification undertaking (hereinafter: "the financing cushion"), with first priority, and in the event that the Company does not deposit the full amount of the financing cushion within the time it was required to do so by the Trustee, the Trustee shall address to the holders of Debentures (Series B) which held Debentures (Series B) on the effective date (as provided in Section 26.6 below) a request to deposit the financing cushion with it, each according to their proportionate share (as this term is defined hereinafter). If the holders of Debentures (Series B) do not actually deposit the full amount of the required financing cushion, the Trustee shall not be obligated to take the relevant action or institute the relevant proceedings. The foregoing shall not exempt the Trustee from taking any urgent action required to prevent material harm to the rights of the holders of Debentures (Series B). - 64 - The Trustee is authorized to determine the amount of the financing cushion, and it shall be entitled to act again to create an additional financing cushion, from time to time, in an amount to be determined by it. It is clarified that the payment by the holders under this section will not release the Company from its obligation to bear the aforesaid payment. The Trustee, at its sole discretion, may make use of the funds deposited in the Financing Cushion for the execution of actions or use of relevant proceedings. 26.4. The indemnification undertaking: 26.4.1. Shall apply to the Company in case of: (1) actions that were performed according to the Trustee's judgment and/or in accordance with any statute and/or that were required to be performed under the terms of this Deed of Trust or for protecting the rights of the debenture holders (including due to a holder's demand required for such protection) and/or if the indemnification right arose by virtue of this Deed; and (2) actions that were performed and/or that were required to be performed upon the Company's demand. 26.4.2. Shall apply to holders on the effective date (as provided in Section 26.6 of the Deed of Trust) in case of: (1) the indemnification right arose as per the demand of the Debenture Holders (excluding an indemnification right arising from the demand of the Holders for the protection of the Debenture Holders' rights); and (2) nonpayment by the Company of the amount of the indemnification right due from it under Section 26.3 of the Deed of Trust (subject to the provisions of Section 26.6 of the Deed of Trust) provided the persons entitled to indemnification have taken the reasonable steps given the circumstances required for the collection of the said amounts from the Company. It is clarified that payment in accordance with this subsection (2) above shall not derogate from the Company's obligation to bear the indemnification undertaking in accordance with the provisions of Section 26.4.1. 26.5. If the Company fails to pay the full amount required to cover the indemnification undertaking, and/or does not deposit the full amount of the financing cushion, as the case may be, and/or if the indemnification obligation applies to the holders by virtue of the provisions of Section 26.4.2 above, and/or if the holders were called upon to deposit the amount of the financing cushion under Section 26.3 above, provided the persons entitled to indemnification have taken the reasonable steps given the circumstances required for the collection of the said amounts from the Company, the following provisions shall apply: 26.5.1. The monies shall be collected in the following manner: 26.5.1.1 First – The amount shall be financed out of the amounts of interest and if the funds of the interest from the principal which the Company is required to pay to the holders of Debentures (Series B) after the date of the required action will not be sufficient, and the provisions of Section 11 above shall apply.

- 65 - 26.5.1.2 Second – If in the Trustee's opinion the amounts deposited in the financing cushion are not enough to cover the indemnification undertaking, the holders on the effective date (as provided in Section 26.6 above) shall deposit, each according to their proportionate share (as this term is defined) the missing amount with the Trustee. "Proportionate share" means: The proportion of the Debentures (Series B) held by the holder on the relevant effective date as provided in Section 26.6 above out of the nominal amount in circulation on that date. It is clarified that the calculation of the proportionate share shall remain fixed even if after that date there is a change in the par value of the Debentures held by the holder. It is clarified that the debenture holders who are liable to cover expenses as provided in this section above, may bear expenses as provided in this section above, beyond their proportionate share, and in such case, the order of priorities as provided in Section 10 of this Deed shall apply to the reimbursement of the amounts. 26.6. The effective date for determining the obligation of a holder in respect of the indemnification undertaking and/or payment of the financing cushion is as follows: 26.6.1. If the indemnification undertaking and/or payment of the financing cushion is required pursuant to a resolution or an urgent action necessary to prevent material harm to the rights of the holders of Debentures (Series B), without a prior resolution of the meeting of holders of Debentures (Series B) – the effective date for the obligation shall be the end of the trading day on the day when the action was taken or the resolution was adopted, and if that day is not a trading day, then the previous trading day. 26.6.2. If the indemnification undertaking and/or payment of the financing cushion are required pursuant to a resolution of a meeting of holders of Debentures (Series B) – the effective date for the obligation shall be the effective date for participation in the meeting (as such date was specified in the notice of invitation) and shall also apply to a Holder who has not participated in the meeting. 26.7. The payment by the holders in place of the Company of any amount that is due from the Company under this Section 26, shall not release the Company from its obligation to bear such payment. The Trustee will act to refund such monies as stated that were paid by the Holders in place of the Company, from the Company. 26.8. Regarding priority in reimbursing holders who bore payments under this section out of the receipts held by the Trustee, see Section 10 above. 27. Notices Any notice by the Company and/or the Trustee to the debenture holders shall be given as follows: - 66 - 27.1. By reporting on the Magna system of the Securities Authority (the Trustee may instruct the Company and the Company shall be obligated to make immediately on the Magna system, on the Trustee's behalf, any report in the wording provided in writing by the Trustee to the Company); and solely in the cases specified below, in addition, by the publication of a notice in two daily newspapers with a wide distribution published in Hebrew in Israel: (a) any arrangement or settlement under Section 350 of the Companies Law; (b) any merger. Any notice published or sent as stated, shall be deemed to have been delivered to the debenture holders on the day of its publication as stated (on the Magna system or in the press, as the case may be). 27.2. Any notice or demand by the Trustee to the Company or by the Company to the Trustee may be delivered by a letter sent by registered mail to the address specified in the Deed of Trust, or to another address of which one party has notified the other in writing (including an email address), or by sending by fax or by messenger, and any such notice or demand shall be deemed to have been received by the other party: (1) if sent by registered mail – at the end of three business days from the date of its delivery to the Trustee as per the postal records; (2) if sent by fax (together with a telephone verification of receipt) – at the end of one business day from the day of its sending; (3) if sent by messenger – upon its delivery by the messenger at the address or upon its presentation to the addressee for acceptance, as the case may be; (4) and if sent by email – at the end of one business day from the day of its sending. 28. Waiver, settlement and alterations to the Deed of Trust Subject to any statutory provisions, including the articles and instructions of TASE, except with respect to the payments dates under the Debentures, the interest rate (including arrears interest), adjustments of interest arising from non-compliance with the financial covenants and a change in rating, undertakings of the Company in connection with the financial covenants and their breach, undertakings of the Company in connection with a distribution, undertakings of the Company related to failure to create a floating charge, provisions related to the expansion of a series, provisions related to the law applicable to this Deed, provisions related to the Expenses Cushion, undertaking to appoint a representative in Israel, provisions related to limitations for the performance of transactions with controlling shareholders, grounds for calling for immediate repayment, undertaking of a negative pledge, provisions regarding the Expense Cushion, provisions regarding the appointment of a representative in Israel and reports that the Company must provide the Trustee (hereinafter jointly: the “Undertakings of the Company that Cannot be Conditioned Upon”), the Trustee may, from time to time and at any time, when the same, in its opinion, does not harm the rights of the debenture holders (Series B), to waive any breach or non-fulfillment of any of the terms of the Debentures or non-fulfillment of any of the terms of the Deed of Trust by the Company.. Subject to any statutory provisions, including the articles and instructions of TASE, and with the prior approval of the debenture holders in a special resolution, the Trustee may, whether before or after the principal of the Debentures (Series B) has come due, settle with the Company regarding any right or claim of the holders of Debentures (Series B), waive any right or claim of the holders of Debentures (Series B) or any of them against the Company under the Deed of - 67 - Trust and the Debentures (Series B), and agree with the Company on any arrangement with respect to their rights, including waiving any right or claim of the holders of the Debentures (Series B), against the Company pursuant to this Deed. If the Trustee settled with the Company, waived any right or claim of the holders of Debentures (Series B) or agreed with the Company on any arrangement with respect to the rights of the holders of Debentures (Series B), after it received the prior approval of the meeting of holders of Debentures (Series B) as provided above, the Trustee shall be exempt from liability in respect of such action, as it was approved by the general meeting, provided the Trustee did not breach its fiduciary duty and did not act in bad faith or willfully or in negligence in the implementation of the resolution of the general meeting. Without derogating from the foregoing, subject to any statutory provisions, including the articles and instructions of TASE, the Company and the Trustee may, whether before or after the principal of the Debentures has come due, modify the Deed of Trust including its appendices (including an alteration to the terms of the Debentures (Series B), if either of the following is fulfilled: (a) If the Trustee is convinced that the alteration does not harm the debenture holders (except for the Undertakings of the Company that Cannot be Conditioned Upon, as defined in this section above and excluding a change of the identity of the Trustee or its fees in the Deed of Trust, for the appointment of a Trustee in the place of the Trustee whose services has ended – for which the Trustee cannot agree to any changes and/or waive them. (b) The alteration was approved by the holders of Debentures (Series B) in a special resolution. The Company shall deliver to the debenture holders a notice by means of an immediate report via the Securities Authority’s Internet site (the Magna system), regarding any alteration as above, immediately after it was made. Whenever the Trustee exercises its right under this section, it may require the holders of Debentures (Series B) to deliver the debenture certificates to it or to the Company for recording therein a caveat regarding any settlement, waiver, alteration or amendment as stated, and the Company shall record such a caveat at the Trustee's request. If the Trustee exercises its right under this section, it shall give the holders of Debentures (Series B) written notice to that effect within a reasonable time. 29. Register of Debenture Holders 29.1. The Company shall maintain and manage at its registered office a register of holders of Debentures (Series B), in accordance with the Securities Law, which shall be open to inspection by any person. 29.2. The Company shall not be obligated to record in the register of holders of Debentures (Series B) any notice concerning an explicit, implicit or presumed trust, or a pledge or charge of any nature and kind, or any equitable right, claim or offset or any other right, in connection with the Debentures (Series B). The Company shall only recognize the - 68 - title of the person in whose name the Debentures were registered. The legal heirs, administrators of the estate or executors of the will of the registered owner and any person becoming entitled to Debentures due to the bankruptcy of any registered owner (and in the case of a corporation – due to its liquidation) shall be entitled to be registered as the holder, after producing proofs which in the opinion of the Company's managers suffice to establish his right to be registered as a debenture holder. 30. Release Upon proof to the Trustee's satisfaction that all the Debentures (Series B) were paid or redeemed or upon the Company's depositing in trust with the Trustee amounts sufficient for the full and final redemption of the Debentures in accordance with the provisions of this Deed, and upon proof to the Trustee's satisfaction that its entire fee and all the expenses incurred by the Trustee and/or its proxies in connection with its activity under the Deed of Trust and in accordance with its instructions were fully paid to it, the Trustee shall be obligated, upon the Company's first demand, to act with the monies deposited with it in respect of Debentures (Series B) whose redemption was not demanded in accordance with the terms of this Deed. 31. Appointment of Trustee; Trustee's Duties; Trustee's Powers; Termination of Trustee's Office 31.1. The Company hereby appoints the Trustee as Trustee for the holders of Debentures (Series B) only, pursuant to the provisions of Section 35B of the Securities Law. 31.2. The term of the appointment of the Trustee shall be until the date of convening of a holders' meeting in accordance with the provisions of Section 35B (a1) of the Securities Law. 31.3. From the effective date of this Deed of Trust, the Trustee's duties shall be in accordance with any statute and this Deed. 31.4. The Trustee shall act in accordance with the provisions of the Securities Law. 31.5. The Trustee shall represent the holders of Debentures (Series B) in any matter arising from the Company's obligations towards them, and for this purpose, it may act to realize the rights vested in the holders by law or by the Deed of Trust. 31.6. The Trustee may institute any proceeding to protect the holders' rights in accordance with any statute and the provisions set forth in this Deed of Trust. 31.7. The Trustee may appoint agents as set forth in Section 25 of this Deed. 31.8. The Trustee's actions shall be valid even if a defect is discovered in its appointment or capacity. 31.9. The Trustee's signature on this Deed of Trust does not constitute an expression of its opinion regarding the quality of the offered securities or the profitability of investing in them.

- 69 - 31.10. The Trustee is not obligated to notify any party of the signing of this Deed. The Trustee may not intervene in any way in the management of the Company's business or interests, and this is not included among its duties. Nothing stated in this section shall restrict the Trustee in any action it is required to perform in accordance with the provisions of this Deed. 31.11. Subject to any statutory provisions, the Trustee is not obligated and does not have a responsibility to act in a manner not provided for explicitly in this Deed of Trust, so that any information, including about the Company and/or in connection with the Company's ability to meet its obligations towards the debenture holders, comes to its attention. 31.12. Subject to any statutory provisions and the provisions of this Deed of Trust, by signing this Deed the Trustee undertakes to keep confidential any information provided to it by the Company, not to disclose it to another and not to use it in any way, unless such disclosure or use is required for the fulfillment of its function in accordance with the Securities Law, the Deed of Trust or a court order. Said duty of confidentiality shall also apply to any proxy of the Trustee (including any consultant, representative, etc.). It is clarified that the transfer of information to the debenture holders for the purpose of reaching a decision relating to their rights under the debenture or for the purpose of reporting on the Company's condition does not constitute a violation of said confidentiality undertaking. 31.13. The Trustee is entitled to rely on the framework of its Trusteeship with respect to any written document, including any letter of instruction, notice, request, consent or approval, purporting to be signed or issued by any person or entity who the Trustee believes in good faith to have signed or issued it. 31.14. The provisions of the Securities Law shall apply to the termination of the office of the Trustee. 31.15. Upon the expiration of the office of the Trustee, a new Trustee shall be appointed in its place in the holders' meeting. 31.16. Notwithstanding the foregoing, a holders' resolution to terminate the office of the Trustee and replace it with another Trustee shall be passed at a meeting at which holders of 50% of the nominal value of outstanding Debentures from Series B, or at an adjourned meeting at which holders of at least 10% of such balance are present, by a majority of 75%. 31.17. Subject to any statutory provisions, the Trustee whose office has expired shall continue in office up to the appointment of another Trustee. The Trustee shall transfer to the new Trustee all the documents and amounts that accumulated with it in connection with the trust under the Deed of Trust for Series B and shall sign any document required for this purpose. Any new Trustee shall have the same powers, duties, and authorities and shall be able to act in all respects as if it had been appointed as the Trustee from the outset. 31.18. The Company shall issue an immediate report in the event of the Trustee's resignation and/or the appointment of another Trustee. - 70 - 31.A. It is hereby clarified that the end of the Trustee's term of office does not derogate from the rights, claims or demands that the Company and/or the bondholders (Series B) will have towards the Trustee, if any, the cause of which is prior to the date of termination of his tenure as trustee, and this does not relieve the Trustee of any liability under any law. Furthermore, the end of the Trustee’s term shall not derogate from its rights, claims or assertions that the Trustee may have towards the Company and/or the debenture holders, if any, insofar as the cause thereof occurred prior to the date of termination of the end of his term of office as a Trustee, and this does not release the Company and/or the debenture holders of any liability by virtue of any law. 32. Meetings of Debenture Holders Meetings of holders of Debentures (Series B) shall be conducted as provided in the Second Schedule to this Deed. 33. Governing Law The law governing the Deed of Trust, its additions and its appendices, including the Debentures, is the Israeli law. In any matter not referred to in this Deed and in case of a contradiction between the statutory provisions that cannot be conditioned upon and this Deed, the parties shall act in accordance with the provisions of the Israeli law only. 34. Exclusive Jurisdiction The sole court with jurisdiction to consider matters related to this Deed, its schedules and its appendices and the debenture appended hereto shall be the competent court in Tel Aviv-Jaffa. For details of the undertaking of the Company, Pacific Oak SOR Properties LLC, the REIT Fund, and officers of the Company, see Section 5.8 above. 35. General Without derogating from the other provisions of this Deed and the Debentures (Series B), any waiver, time extension, relaxation, silence or inaction ("waiver") on the part of the Trustee with respect to the non-fulfillment or partial or incorrect fulfillment of any of the undertakings towards the Trustee under this Deed and the Debentures (Series B), shall not be deemed as the Trustee's waiver of any right but only as consent limited to the particular occasion on which it was given. Without derogating from the other provisions of this Deed and the Debentures (Series B), any change in the undertakings towards the Trustee requires the Trustee's prior written consent. Any other consent, whether verbal or by way of waiver and inaction or other than in writing, shall not be deemed consent at all. The Trustee's rights under this agreement are autonomous and independent of each other and are in addition to any existing and/or future right of the Trustee by law and/or agreement (including this Deed and the Debenture (Series B)). - 71 - 36. Trustee's Liability 36.1. Notwithstanding any statutory provision and any provision of the Deed of Trust, if the Trustee acted for the fulfillment of its duties in good faith and within a reasonable time and clarified the facts which a reasonable Trustee would have clarified in the circumstances of the case, then it shall not be responsible for the damage caused, unless a peremptory judgment has determined that the Trustee acted with gross negligence. It is clarified that if a contradiction arises between the provision of this section and any other provision of the Deed of Trust, the provision of this section shall prevail. 36.2. If the Trustee acted in good faith and without negligence in accordance with the provisions of Section 35H (d2) or 35H (d3) of the Law, it shall not be liable for the performance of such action. 37. Addresses The parties' addresses shall be as set out in the preamble to this Deed, or any other address regarding which a suitable written notice is given to the other party. 38. Magna Authorization In accordance with the provisions of the Securities Regulations (Electronic Signature and Reporting), 5763-2003, the Trustee hereby authorizes the person authorized for that purpose by the Company to report electronically to the Securities Authority regarding this Deed of Trust.

- 73 - Pacific Oak SOR (BVI) Holdings LLC First Schedule Certificate of Debenture (Series B) Registered Debentures (Series B), bearing fixed (unlinked) annual interest at a rate to be determined in a tender (hereinafter: "the Interest") are repayable in three (3) yearly installments, on January 31 of each of the years from 2024 to 2026, such that each of the first two payments shall constitute 33.33% of the total par value of the Debentures (Series B) and the third and final payment shall constitute 33.34% of the total par value of the Debentures (Series B). The first principal payment shall be paid on January 31, 2024, whereas the final principal payment shall be paid on January 31, 2026. The interest on the outstanding balance of the principal of the Debentures (Series B) shall be paid twice per year, on January 31 and on July 31 of each of the years from 2020 to 2020, starting on July 31, 2020, and up to January 31, 2026 (inclusive). Except for the first interest period (as it is defined below), any interest rate payment will be for the six- month period ended on the day prior to the date of payment. Registered Debenture (Series B) No. 1 Par value NIS __________ Fixed annual interest at a rate of __%. 1. This certificate attests that Pacific Oak SOR (BVI) Holdings LTD. ("the Company") will pay in three installments to Mizrahi Tefahot Bank Nominee Company Ltd or to the registered holder of this debenture ("Holder of Debenture (Series B)") on January 31 of each of the years from 2024- 2026, such that each of the first two payments shall constitute 33.33% of the total par value of the Debentures (Series B) and the third and final payment shall constitute 33.34% of the total par value of the Debentures (Series B), all in accordance with the rest of the terms set forth in the Deed of Trust and in the Terms Overleaf. Notwithstanding the aforesaid, the final installment of principal and the final installment of interest will be paid against the delivery of the certificates of the Debentures (Series B) to the Company on the final payment date (namely, January 31, 2026) at the Company's registered office or at another place as notified by the Company. Such notice of the Company will be published no later than five (5) business days before the final payment date. 2. The Debentures (Series B) are issued in accordance with a deed of trust ("Deed of Trust") dated February 12, 2020 signed between the Company and Reznik Paz Nevo Trusts Ltd. ("the Trustee"). 3. All the Debentures (Series B) will rank pari passu with one another with respect to the Company's obligations as per Debentures (Series B), without one having a preferred right or priority over another. 4. This Debenture (Series B) is issued subject to the terms set out overleaf, the terms set out in the - 74 - Deed of Trust and the shelf prospectus. Signed under the Company's affixed seal on ___________ By: Authorized signatory ____________________ Authorized signatory ____________________ I, the undersigned, Adv. ____, certify that this debenture certificate has been duly signed by Pacific Oak SOR (BVI) Holdings Ltd., in accordance with its articles, through Mr. ___________ and its signature thereof binds on the Company for the purposes of this debenture. ____, Adv. - 75 - Terms Overleaf 1. General In this Debenture (Series B), the terms below shall have the meaning set out next to them, and terms for which no meaning is provided below shall have the meaning given to them in the Deed of Trust: "Business Day" or "Bank Business Day" Any day on which the TASE Clearing House and most banks in Israel are open for the execution of transactions. "the Debenture Series" Registered Debentures of NIS1 par value each, the terms of which shall be in accordance with the Deed of Trust, the Debenture (Series B) certificate and the Shelf Offering Report, as such are defined in the Deed of Trust, pursuant to which they shall be issued. "Principal" The par value of the outstanding Debentures (Series B). "Special Resolution" A resolution adopted in a general meeting of holders of Debentures (Series B) at which at least two debenture holders holding at least 50% of the par value of the outstanding Debentures (Series B) are present in person or by proxy, or in an adjourned meeting at which at least two debenture holders holding at least 20% of the balance of said par value are present in person or by proxy, by a majority (whether in the original meeting or in the adjourned meeting) of at least two thirds (2/3) of the par value of the outstanding Debentures (Series B) represented in the vote. "the Nominee Company" The Mizrahi Tefahot Bank nominee Company Ltd, or a nominee company replacing it, provided that all the securities of the Company listed for trading will be registered under its name. "Trading Day" A day on which transactions are executed on the Tel Aviv Stock Exchange Ltd. "the TASE Clearing House" The Tel Aviv Stock Exchange Clearing House Ltd. 2. The Debentures For details regarding the Debentures (Series B), see Section 2 of the Deed of Trust. 3. Terms of the Debentures (Series B) Offered under the Prospectus (a) Registered Debentures (Series B) of NIS 1 par value each. The Debentures (Series B) shall be repayable in three (3) yearly installments, on January 31 of each of the years from 2024 to 2026, (inclusive), such that the first two payments shall constitute 33.33% - 76 - of the total par value of the Debentures (Series B) and the third and final payment shall constitute 33.34% of the total par value of the Debentures (Series B). The first principal payment shall be paid on January 31, 2024, whereas the final principal payment shall be paid on January 31, 2026. (b) The outstanding balance of the principal of the Debentures (Series B) shall bear fixed annual interest at a rate to be determined in a tender (subject to adjustments in the event of a change in the rating of the Debentures (Series B)5 and/or noncompliance with a financial covenant as set forth in Sections 5.2 and 5.3 of the Deed of Trust and/or arrears interest, if any). (c) The Debentures (Series B) shall not be linked to any index or any linkage basis. (d) The interest on the Debentures (Series B) shall be paid twice per year, on January 31 and July 31 of each of the years from 2020 to 2026, starting on July 31, 2020, and up to January 31, 2026 (inclusive). Except for the first interest period (as it is defined below), any interest rate payment will be for the six-month period ended on the day prior to the date of payment (hereinafter: "the Interest Period"). (e) The first payment of principal of the Debentures (Series B) shall be made on April 31, 2024, and the final principal payment shall be made on January 31, 2026. The first payment of interest on the Debentures (Series B) shall be made on July 31, 2020, for the period commencing on the first trading day after the tender date of the Debentures (Series B), and ending on the last day before the first interest payment date (namely, on July 30, 2020) (hereinafter: "the First Interest Period"), calculated according to the actual days in that period based on 365 days in a year. The interest rate payable for a particular interest period (excluding the first interest period) (i.e. the period commencing on the payment day of the previous interest period and ending on the last day before the next payment date after the commencement thereof) shall be calculated at the annual interest rate divided by two (hereinafter: "the Semiannual Interest Rate"). The Company shall publish in an immediate report regarding the results of the issuance, the first interest rate, the annual interest rate, and the semiannual interest rate. (f) The payments on account of the principal of and interest on the Debentures (Series B) shall be made to any party holding the Debentures (Series B) on January 19 (in respect of the payments due on January 31) and on July 19 (in respect of the payments due on July 31) of each of the years from 2020 until 2026 (inclusive, as applicable), except for the final payment which will be made on January 31, 2026 (it is clarified that the first interest payment will be made on July 31, 2020). Notwithstanding the foregoing, the final payment of principal and interest shall be made against the delivery of the certificates of the Debentures (Series B) to the Company on the final payment date (January 31, 2026) at the Company's registered office or at any other place as notified by the Company. Such notice of the Company shall be published no later than five (5) business days before the final payment date. 5 It is clarified that as long as the Debentures (Series B) are rated by more than one rating agency, the examination of the rating for the purpose of adjusting the interest rate to a change in the rating (should there be any such change) shall be done, at all times, according to the lower rating among them.

- 77 - (g) It is hereby clarified that anyone who is not counted among the debenture holders on any of the payment dates specified in Subsection (f) above shall not be entitled to payment for the period commencing before that date. 4. Principal and Interest Payments on the Debentures (Series B) (a) Any payment on account of principal and/or interest delayed more than seven (7) days after the date set for payment thereof under the terms of the debenture, for a reason within the Company's control, shall bear arrears interest, as hereinafter defined, from the date set for payment to the date of actual payment thereof. In this regard, the rate of arrears interest shall be an addition of 3% on the rate of interest on the Debentures as provided in Section 3(b) above, all on an annual basis (hereinafter: "arrears interest"). The Company shall give notice of the arrears interest rate that accumulated (if at all) and on the precise interest rate for the period which includes the interest rate specified by the Tender plus arrears interest and of such payment date in an immediate report, two (2) trading days before the date of actual payment. In this regard, payment on account of principal and/or interest that was not deposited with the Trustee in accordance with Section 14.2 of the Deed Trust, will be deemed as an unmade payment for a reason dependent on the Company. (b) The payment to the entitled persons shall be made by check or by a bank transfer and/or through the TASE Clearing House to the credit of the bank account of the holders of Debentures (Series B). If the Company is unable, for any reason beyond its control, to pay any amount to the persons entitled thereto, the provisions of Section 7 below shall apply. (c) Any holder of a Debenture (Series B) who so wishes, may notify the Company of the details of the bank account for crediting the payments to that holder under the Debentures (Series B) as stated, or of a change in the details of said account or in his address, as the case may be, in a notice sent by registered mail to the Company. The Company shall be required to act in accordance with the holder's notice of change after the expiration of 15 business days from the day on which the Company received such notice. (d) If a debenture holder who is registered in the register of holders failed to give the Company timely notice of the details of the bank account to which payments under the debenture should be transferred to him, any such payment shall be made in a check sent by registered mail to his last address recorded in the register of holders. The sending of a check to an entitled person by registered mail as stated shall be deemed in all respects as payment of the amount specified thereon on the date of mailing thereof, subject to the check being deposited in the bank and actually cashed. 5. Deferral of Dates If the date specified for making any payment of principal and/or interest falls on a day that is not a business day, the payment date shall be deferred to the business day immediately - 78 - following that day, with no additional payment, and the "effective date" for determining entitlement to redemption and interest shall not be changed by reason thereof. 6. Securing of Debentures See Section 6 of the Deed of Trust. 7. Nonpayment for a Reason out of the Company's Control As to nonpayment for a reason out of the Company's control, see the provisions of Section 14 of the Deed of Trust. 8. Register of Debenture Holders As to the register of holders of Debentures (Series B), see Section 29 of the Deed of Trust. 9. Splitting of Debenture Certificates (a) In respect of Debentures (Series B) registered in the name of one holder, one certificate shall be issued to the holder or, at his request several certificates shall be issued to him in a reasonable quantity (the certificates discussed in this section are hereinafter referred to as "the certificates"). (b) Any debenture certificate may be split into several debenture certificates with a total par value equal to the nominal amount of the certificate it is proposed to split, provided such certificates are only issued in a reasonable quantity and in full New Shekels. The split shall be made against delivery of the relevant debenture certificate to the Company at its registered office for the performance of the split, together with a written request to make the split, signed by the registered holder. All the costs entailed in the split, including taxes and levies, if any, shall be borne by the party requesting the split. 10. Transfer of Debentures The Debentures are transferrable with respect to the full amount of the nominal principal, and also a part thereof, provided it is in whole shekels. Any transfer of the Debentures shall be made by a deed of transfer drawn up in the accepted form, duly signed by the registered holder or his legal representatives and by the transferee or his legal representatives, which shall be delivered to the Company at its registered office together with the certificates of the Debentures which are being transferred on the basis thereof as well as any other reasonable proof as requested by the Company in evidence of the transferor's right to transfer them. If any tax or other mandatory payment applies to the deed of transfer of the Debentures, the Company shall be given reasonable proof of the payment thereof. The Company's articles as relating to the transfer and endorsement of fully paid-up shares shall apply, mutatis mutandis, as the case may be, to the transfer and endorsement of the Debentures. If only a part of the amount of the nominal principal in a debenture certificate is transferred, the debenture certificate shall first be split, as - 79 - provided in Section 9 below, into the number of debenture certificates necessitated thereby, such that the total of the amounts of the nominal principal in those debenture certificates is equal to the amount of the nominal principal of such debenture certificate. Following the fulfillment of all the above stated conditions, the transfer shall be recorded in the Register, and the Company may demand that a caveat regarding such transfer be recorded on the transferred debenture certificate that is to be transferred to the transferee, or that a new debenture certificate be issued to him in its stead, and the transferee shall be subject to all the conditions set forth in the transferred debenture certificate, such that the term "holder" where it appears shall be deemed to refer to the "transferee," and the transferee shall be regarded as the "holder" for purposes of the Deed of Trust. 11. Early Redemption As to early redemption of the Debentures at the initiative of the TASE and as to early redemption at the Company's initiative, see Section 7 of the Deed of Trust. 12. Purchase of Debentures by the Company and/or a Related Person As to the purchase of the Debentures, see Section 3 of the Deed of Trust. 13. Waiver, Settlement, and Changes to Deed of Trust As to waiver, settlement, and changes to the Deed of Trust see Section 28 of the Deed of Trust. 14. Meetings of Debenture Holders General meetings of the holders of Debentures (Series B) shall convene and be conducted in the manner provided in the Second Schedule to the Deed of Trust. 15. Receipt from Debenture Holders As to receipts from the debenture holders, see Section 15 of the Deed of Trust. 16. Immediate Repayment As to immediate repayment of the Debentures, see Section 8 of the Deed of Trust. 17. Notices As to notices, see Section 27 of the Deed of Trust. 18. Governing Law and Jurisdiction As to the governing law and jurisdiction, see Sections 33 and 34 of the Deed of Trust. - 80 - 19. Priority In case of a contradiction between this schedule and the Deed of Trust, the provisions of the Deed of Trust shall prevail. It is hereby clarified that as of the date of the Deed, there is no contradiction between the provisions described in this Schedule and the provisions described in the Deed of Trust ***